UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Rithm Capital Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 11, 2023

Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Rithm Capital Corp. (the “Annual Meeting”) to be held at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, New York 10001, on May 25, 2023, at 8:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING. Let me urge you to vote today by Internet, by telephone or by completing, signing and returning your proxy card in the envelope provided.
PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND TO BE ABLE TO VOTE AT THE ANNUAL MEETING: All stockholders may vote electronically at the Annual Meeting. In addition, any stockholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must obtain a legal proxy and a copy of the voting instruction form or other similar evidence of ownership from your broker, bank or other holder of record in order to be able to attend and vote at the Annual Meeting. Follow the instructions from your broker or bank included with the proxy materials or contact your broker or bank to request a legal proxy form.
Sincerely,

/s/ Michael Nierenberg
Michael Nierenberg Chairman of the Board of Directors

RITHM CAPITAL CORP.

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Rithm Capital Corp.:
The annual meeting of stockholders (the “Annual Meeting”) of Rithm Capital Corp., a Delaware corporation, will be held at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, New York 10001, on May 25, 2023, at 8:00 a.m., Eastern Time. The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:
(i)	a proposal to elect one Class I nominee to our Board of Directors to serve until the 2026 annual meeting of stockholders and until his successor is elected and duly qualified;
(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023;
(iii)	a proposal to approve (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials;
(iv)	a recommendation on (by non-binding advisory vote) the frequency of an advisory vote on the compensation of our named executive officers in future years;
(v)	a proposal to approve the Rithm Capital Corp. 2023 Omnibus Incentive Plan; and
(vi)	any other business that may properly come before the Annual Meeting or any adjournment of the annual meeting.
Stockholders of record at the close of business on the record date, March 31, 2023, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also vote by telephone or by Internet by following the instructions provided on the proxy card. Whether or not you plan to attend the Annual Meeting, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting online, you may withdraw your proxy and vote in person online during the meeting, if you so choose.
By Order of the Board of Directors,

/s/ Philip Sivin
Philip Sivin Chief Legal Officer and Secretary
799 Broadway, 8th Floor
New York, New York 10003
April 11, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2023:
The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K
are available on the section captioned “Investors” on our website at
www.rithmcap.com.

i

RITHM CAPITAL CORP.

799 Broadway, 8th Floor,
New York, New York 10003
PROXY STATEMENT
For the 2023 Annual Meeting of Stockholders to be Held on May 25, 2023
This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting of Stockholders are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors”) of Rithm Capital Corp., a Delaware corporation, for use at the Annual Meeting to be held on May 25, 2023 and any adjournments or postponements thereof. “We,” “our,” “us,” the “Company” and “Rithm Capital” each refers herein to Rithm Capital Corp. The mailing address of our executive office is 799 Broadway, 8th Floor, New York, New York 10003. Our proxy materials, including this Proxy Statement, the accompanying proxy card and Notice of Annual Meeting of Stockholders, or the Notice of Internet Availability of Proxy Materials (the “Internet Notice”), if applicable, are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 11, 2023.
At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy materials other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
Matters to be considered at the Annual Meeting
At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:
(i)	a proposal to elect one Class I nominee to our Board of Directors to serve until the 2026 annual meeting of stockholders and until his successor is elected and duly qualified;
(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023;
(iii)	a proposal to approve (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials;
(iv)	a recommendation on (by non-binding advisory vote) the frequency of an advisory vote on the compensation of our named executive officers in future years;
(v)	a proposal to approve the Rithm Capital Corp. 2023 Omnibus Incentive Plan; and
(vi)	any other business that may properly come before the Annual Meeting or any adjournment of the annual meeting.

GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on the record date, March 31, 2023, and will provide reimbursement for the cost of forwarding the materials.
Stockholders Entitled to Vote
As of the record date, March 31, 2023, there were outstanding and entitled to vote 483,595,781 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on the record date, March 31, 2023, are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by the Company.
Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials will be or have been forwarded to you by your bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker.
Required Vote
A quorum will be present if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote are present, in person or represented by proxy, at the Annual Meeting. If you have returned a valid proxy card, or if you hold your shares in your own name as holder of record and attend the Annual Meeting in person, your shares will be counted as present for the purpose of determining whether there is a quorum. Abstentions and broker “non-votes” (as described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
If a quorum is not present, the Annual Meeting may be adjourned by the affirmative vote by holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting until a quorum has been obtained.
For the election of the nominees to our Board of Directors, the affirmative vote by holders of a plurality of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors is sufficient to elect the nominees if a quorum is present. The affirmative vote by holders of a majority of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve (i) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, (ii) the compensation of our named executive officers on a non-binding advisory basis and (iii) the Rithm Capital Corp. 2023 Omnibus Incentive Plan. The alternative among one year, two years or three years that receives the greatest number of votes cast at the Annual Meeting will be deemed to be the frequency preferred by our stockholders of an advisory vote on the compensation of our named executive officers in future years on a non-binding advisory basis.
Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the New York Stock Exchange (the “NYSE”) rules from voting on a particular matter. Under the NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. With respect to the Annual Meeting, brokers who do not receive instructions are not entitled to vote on (i) the election of directors, (ii) the approval (on a non-binding advisory basis) of the compensation of our named executive officers,

(iii) the frequency (on a non-binding advisory basis) of an advisory vote on the compensation of our named executive officers or (iv) the approval of the Rithm Capital Corp. 2023 Omnibus Incentive Plan. However, brokers who do not receive instructions are entitled to vote on the ratification of the appointment of the independent registered public accounting firm.
A stockholder with voting power (whether as a beneficial owner of shares, a designated proxy holder or a broker with discretionary authority to vote shares) who is present, in person or represented by proxy, has the discretion to abstain from voting on a proposal or to “withhold” a vote for a director nominee. A vote “withheld” from a director nominee or a broker non-vote on a director nominee will not affect the outcome of the election of directors. Abstentions will have the same effect as a vote “against” and broker non-votes will not affect the outcome of each of (i) the proposal for the appointment of the independent registered public accounting firm, (ii) the proposal to approve (on a non-binding advisory basis) the compensation of our named executive officers, (iii) a recommendation on (by non-binding vote) the frequency of an advisory vote on the executive compensation of our named executive officers and (iv) the proposal to approve the Rithm Capital Corp. 2023 Omnibus Incentive Plan.
Voting Instructions
Stockholders of Record. If you are a stockholder of record, you may instruct the proxies to vote your shares by telephone, by Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person during the Annual Meeting.
If the enclosed proxy card is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy card unless it is properly revoked prior thereto. If no specification is made on the proxy card as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:
(i)	FOR the election of the one Class I nominee to our Board of Directors to serve until the 2026 annual meeting of stockholders and until his successor is elected and duly qualified;
(ii)	FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
(iii)	FOR the approval (on a non-binding advisory basis) of the compensation of our named executive officers as described in the accompanying material;
(iv)	ONE YEAR as the frequency (on a non-binding advisory basis) of an advisory vote on the compensation of our named executive officers in future years;
(v)	FOR the approval of the Rithm Capital Corp. 2023 Omnibus Incentive Plan; and
(vi)	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.
Street Name Holders. If you are a street name holder, you will receive instructions from your bank or broker that you must follow to be able to attend the Annual Meeting or to have your shares voted at the Annual Meeting.
As described above, if you are a beneficial owner of shares held in street name and do not provide the broker that holds your shares with specific voting instructions then, under applicable rules, the broker that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that broker will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.
Right to Revoke Proxy
Stockholders of Record. If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:
•	send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Philip Sivin, at Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003;
•	sign, date and mail a new proxy card to our Secretary;

•	dial the number provided on the proxy card and vote again;
•	log onto the Internet site provided on the proxy card and vote again; or
•	attend the Annual Meeting and vote your shares in person.
Street Name Holders. If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.
Copies of Annual Report to Stockholders
A copy of our Annual Report on Form 10-K for our most recently completed fiscal year, which has been filed with the Securities and Exchange Commission (the “SEC”), will be mailed to stockholders entitled to vote at the Annual Meeting who have elected to receive a hard copy of the proxy materials and is also available without charge to stockholders upon written request to: Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations. You can also find an electronic version of our Annual Report on the “Investors” section of our website (www.rithmcap.com).
Voting Results
Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.
Confidentiality of Voting
We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Broadridge Financial Solutions, Inc., to examine these documents.
Recommendations of the Board of Directors
The Board of Directors recommends a vote:
(i)	FOR the election of the one Class I nominee to our Board of Directors to serve until the 2026 annual meeting of stockholders and until his successor is elected and duly qualified;
(ii)	FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
(iii)	FOR the approval (on a non-binding advisory basis) of the compensation of our named executive officers as described in the accompanying material;
(iv)	ONE YEAR as the frequency (on a non-binding advisory basis) of an advisory vote on the compensation of our named executive officers in future years; and
(v)	FOR the approval of the Rithm Capital Corp. 2023 Omnibus Incentive Plan.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The first proposal is to elect one Class I nominee to our Board of Directors to serve until the 2026 annual meeting of stockholders and until his successor is duly elected and qualified.
Our Bylaws provide that our Board of Directors shall consist of not less than three and not more than nine directors as the Board of Directors may from time to time determine. The number of directors on the Board is currently fixed at seven and will be reduced to six, effective as of the conclusion of the Annual Meeting. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms.
Our current Board of Directors is classified as follows:
Class	Term Expiration	Director	Age
Class I	2023	Pamela F. Lenehan	70
		David Saltzman	61
Class II	2024	Kevin J. Finnerty	68
		Michael Nierenberg	60
		Patrice M. Le Melle	64
Class III	2025	Peggy Hwan Hebard	49
		Andrew Sloves	59
Ms. Lenehan has been a member of our Board of Directors since April 2019. Ms. Lenehan is not standing for re-election, and her term will expire at the Annual Meeting.
The Board of Directors has unanimously proposed David Saltzman as a nominee for election as a Class I director. Mr. Saltzman currently serves on our Board of Directors. If elected at the Annual Meeting, Mr. Saltzman will hold office until the 2026 annual meeting of stockholders and until his successor is duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive with no specifications FOR David Saltzman. If Mr. Saltzman becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board of Directors.
Assuming a quorum is present, for the election of Mr. Saltzman to our Board of Directors, the affirmative vote by holders of a plurality of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors is sufficient to elect the nominees. Brokers who do not receive instructions are not entitled to vote on the election of directors. A vote “withheld” from a director nominee or a broker non-vote on a director nominee will not affect the outcome of the election of directors.
The Board of Directors recommends that you vote FOR the election of Mr. Saltzman to serve as our Class I director until the 2026 annual meeting of stockholders and until his successor is duly elected and qualified.

Information Concerning Our Directors, Including the Director Nominees
Set forth below is certain biographical information for our directors, including the director nominees, as well as the month and year each person was first elected as one of our directors.
Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board of Directors as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board of Directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and/or thought; and the commitment to devote significant time and energy to service on the Board of Directors and its committees. Of the seven members of our Board of Directors, 43% are women and 29% are racially/ethnically diverse.
Kevin J. Finnerty Director since April 2013
Mr. Finnerty has been a member of our Board of Directors since April 2013. Mr. Finnerty was a member of the board of Drive Shack Inc. and its Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee from August 2005 to May 2019. Mr. Finnerty has been an employee of Mariner Investment Group since 2005 and is the founding partner of Galton Capital Group, a residential mortgage credit fund manager and a former founder and Managing Partner of Mariner F.I. Capital, an investment company focused on agency-mortgage related strategies. Previously, Mr. Finnerty was a Managing Director at J.P. Morgan Securities Inc., where he headed the Residential Mortgage Securities Department from 1999 to 2005. Prior to joining J.P. Morgan Securities Inc., Mr. Finnerty was a Senior Vice President at Freddie Mac during 1999 and headed the Mortgage-Backed Securities (MBS) Department at Union Bank of Switzerland from 1996 until 1998. Between 1986 and 1996, Mr. Finnerty was with Bear Stearns & Co. Inc., where he was a Senior Managing Director and ultimately headed the MBS Department and served as a member of the board of directors from 1993 until 1996. From 2009 to 2017, Mr. Finnerty served two four-year terms on the Board of Trustees at Loyola University Maryland, including his time as Chairman of their endowment Investment Committee. Mr. Finnerty graduated from St. John’s University with a B.S. in Communication Arts and a minor in Economics. Mr. Finnerty’s mortgage-related securities and finance knowledge, expertise and experience led the Board of Directors to conclude that Mr. Finnerty should serve as a director.

Peggy Hwan Hebard Director since January 2023
Ms. Hebard has been a member of our Board of Directors since January 2023 and serves on the Audit Committee and the Compensation Committee. Ms. Hebard has served as the Chief Financial Officer and Chief Operating Officer at the Children’s Museum of Manhattan since April 2021. Ms. Hebard’s prior work experience included 14 years as a Senior Advisor to the Executive Office and the Director’s Office at The Metropolitan Museum of Art from August 2007 through April 2021. Prior to Ms. Hebard’s role at The Metropolitan Museum of Art, she was a debt ratings analyst at Standard & Poor’s focusing on cruise line and gaming companies, an investment banker at Credit Suisse First Boston focusing on retail and consumer products companies, a consultant at PwC working with companies in the financial services industry and an auditor at Coopers & Lybrand. Ms. Hebard has an M.B.A. from the Yale School of Management, a master’s degree in museum studies from Johns Hopkins and a B.S. from the Wharton School at the University of Pennsylvania. Ms. Hebard holds the CFA and CPA designations.

Additionally, from September 2018 through April 2021, Ms. Hebard served as a director of Turning Point Brands (NYSE: TPB), where she served on the Audit and Compensation committees and led a special committee overseeing strategic M&A. Ms. Hebard’s finance and accounting knowledge, public company and strategic transaction experience led the Board of Directors to conclude that Ms. Hebard should serve as a director.

Patrice M. Le Melle Director since November 2021
Ms. Le Melle has been a member of our Board of Directors since November 2021. Ms. Le Melle is currently Associate General Counsel at Columbia University. Ms. Le Melle joined Columbia University in this role in 2008, practicing in the areas of government, general contracts, privacy and data security, sponsored research and real estate. Previously, she served as an Administrative Law Judge for the New York Department of State and as Deputy Secretary of State and Counsel to the Secretary of the State of New York. In these roles, Ms. Le Melle was crucial to providing management and legal advice and services to the Department of State operations. Ms. Le Melle began her career as an Associate in the corporate group at the law firm Richards O’Neil, followed by a position as First Deputy General Counsel of the Off-Track Betting Corporation. Ms. Le Melle obtained her J.D. from Rutgers-Newark Law School where she was an editor of the Rutgers Law Review. Prior to attending law school, she received her B.A. from Yale University. Ms. Le Melle’s government, corporate governance and data & privacy experience led our Board of Directors to conclude that Ms. Le Melle should serve as a director.

Pamela F. Lenehan Director since April 2019
Ms. Lenehan has been a member of our Board of Directors since April 2019 and serves as a member of the Audit Committee. Ms. Lenehan has served as President of Ridge Hill Consulting, LLC, a strategy consulting firm, since June 2002, and on the board of directors and audit committee of ATN International Inc. since June 2020 and as chair of the audit committee since June 2021. She previously served on the board of directors of Monotype Imaging Holdings Inc., a software company, from 2006 to October 2019 when it was acquired in a private equity transaction and served as its board chair from 2018 to October 2019, and previously served both as a member of its audit committee and as chairperson of its compensation committee from September 2006 to May 2018. She also served on the board of directors of Civitas Solutions, Inc., a health services provider, from December 2008 to March 2019, when it was acquired in a private equity transaction, and as a member of its audit committee from December 2008 to March 2019, including as audit committee chair from January 2009 to January 2016, as a member of its compensation committee from October 2015 to March 2019, and as presiding director from January 2016 to March 2019; on the board of directors and audit committee of American Superconductor Corporation from March 2011 to July 2018, including as its audit committee chair from August 2011 to July 2018; on the board of directors and compensation committee for Spartech Corporation from December 2004 to March 2013, including as its compensation committee chair from March 2007 to March 2013, and a member of its audit committee from January 2005 to March 2007. She currently sits on the board of directors for the Center for Women and Enterprise, the National Association of Corporate Directors of New England and is the co-Chair of the Boston Chapter of Women Corporate Directors, each a not-for-profit organization. Ms. Lenehan holds a Bachelor’s degree in mathematical economics from Brown University, and a Master’s degree in economics from Brown University. Ms. Lenehan’s extensive knowledge and experience in technology, financial services, corporate advisory, strategic planning and public board environments, including serving on boards of a number of companies in various industries, led our Board to conclude that Ms. Lenehan should serve as a director.

Michael Nierenberg Chairman of the Board since May 2016; Director since November 2013
Mr. Nierenberg has been a member of our Board of Directors since November 2013 and Chairman of the Board since May 2016. Mr. Nierenberg was appointed as our Chief Executive Officer and President on November 13, 2013. From November 2013 until June 2022, Mr. Nierenberg served as a Managing Director at Fortress. From December 2020 until June 2022, Mr. Nierenberg also served as Chief Executive Officer and Chairman of the board of Fortress Capital Acquisition Corp., and, from January 2021 until June 2022, as a member of its Audit and Compensation Committees. Prior to becoming Chief Executive Officer of Rithm Capital, Mr. Nierenberg served as a Managing Director and head of Global Mortgages and Securitized Products at Bank of America Merrill Lynch. Mr. Nierenberg joined Bank of America Merrill Lynch in November 2008 from JP Morgan, where he was head of Global Securitized Products and a member of the management committee of the investment bank. Prior to his tenure at JP Morgan, Mr. Nierenberg held a range of senior leadership positions during fourteen years with Bear Stearns & Co. Inc., including Head of Interest Rate and Foreign Exchange Trading Operations, Co-Head of Structured Products and Co-Head of Mortgage-Backed Securities Trading. From 2006 to 2008, he was a member of Bear Stearns’s Board of Directors. Mr. Nierenberg spent seven years at Lehman Brothers prior to joining Bear Stearns and was instrumental in building the company’s adjustable-rate mortgage business. Mr. Nierenberg’s knowledge, skill, expertise and experience as described above led the Board of Directors to conclude that Mr. Nierenberg should serve as a director.

David Saltzman Director since April 2013
Mr. Saltzman has been a member of our Board of Directors since April 2013. Mr. Saltzman is a co-founder of The Atria Institute, and was previously a Partner of Two Sigma Investments, where he served from 2017 until 2021. Mr. Saltzman was the Executive Director of The Robin Hood Foundation from 1989 until 2016, and currently serves on its board of directors. Prior to joining Robin Hood, Mr. Saltzman served as the Special Assistant to the President of the Board of Education of the City of New York for three years. Before working at the Board of Education, he ran AIDS education programs for the New York City Department of Health. Mr. Saltzman began his career in public service working with homeless families for the Human Resources Administration of the City of New York, the city’s Department of Social Services. Mr. Saltzman earned a Masters of Public Policy and Administration from Columbia University and a Bachelor’s degree from Brown University. In 2001, Mr. Saltzman was named as one of Time Magazine’s 100 Innovators. Mr. Saltzman’s knowledge, skill, management expertise and experience as described above led the Board of Directors to conclude that Mr. Saltzman should serve as a director.

Andrew Sloves Director since June 2016
Mr. Sloves has been a member of our Board of Directors since June 2016. Mr. Sloves is currently a trader at Isaak Bond Investments. Previously, Mr. Sloves was a Managing Director of JP Morgan Securities from 2008 to 2015, where he was the head of west coast Securitized Product Sales. Prior to his tenure at JP Morgan Securities, Mr. Sloves was a Senior Managing Director of Bear Stearns & Co. Inc. from 1993 to 2008. Mr. Sloves is currently a director of Nonstop Administration and Insurance Services, Inc., a privately held company. Mr. Sloves currently serves as a member of the board of directors of Temple Shalom of the South Bay, and as a member of the board of trustees of Rolling Hills Preparatory School, where he also serves as a member of the Finance Committee. Mr. Sloves holds a Bachelor’s degree from Pomona College. Mr. Sloves’ knowledge, skill, expertise in finance, and experience as described above led the Board of Directors to conclude that Mr. Sloves should serve as a director.

Compensation of Directors
Our independent directors are paid in two principal ways: an annual cash retainer and an annual award of shares of our Common Stock. Prior to June 30, 2022, our independent directors were paid a total annual fee of $200,000 in two semi-annual installments – (i) $100,000 in the form of awards of shares of our Common Stock issued based on the fair market value of shares of such Common Stock on the date of issuance and paid on the first business day after each annual stockholders’ meeting and (ii) $100,000 of fees paid in cash, or, at the election of the relevant director, by issuance of shares of our Common Stock, based on the value of such Common Stock at the date of issuance. In addition, an annual fee of $20,000 was paid to the chair of the Audit Committee. Each of our independent directors also received an initial one-time grant of options relating to 1,000 shares of our Common Stock at the first meeting of our Board of Directors attended by such director. Effective June 30, 2022, new independent directors no longer receive such initial one-time grant of options.
Effective June 30, 2022, our independent directors are paid a total annual fee of $275,000 in two semi-annual installments – (i) $150,000 in the form of awards of shares of our Common Stock issued based on the fair market value of shares of such Common Stock on the date of issuance and paid on the first business day after each annual stockholders’ meeting and (ii) $125,000 of fees paid in cash, or, at the election of the relevant director, by issuance of shares of our Common Stock, based on the value of such Common Stock at the date of issuance. In addition, an annual fee of $20,000 is paid to the chairperson of each of the Audit Committee and the Compensation Committee, and an annual fee of $10,000 is paid to the chairperson of each of the Nominating and Corporate Governance Committee and the Mortgage and Regulatory Compliance Committee.
We do not separately compensate our affiliated directors. All members of our Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors.
Director Compensation Table for 2022
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(5)	Total
Kevin J. Finnerty(1)	$200,007	$100,010	—	$300,017
Douglas L. Jacobs(2)	$10,411	—	—	$10,411
Patrice M. Le Melle(1)	$200,000	$100,010	—	$300,010
Pamela F. Lenehan(1)	$210,000	$110,007	—	$320,007
Robert J. McGinnis(1)(3)	$213,451	$100,010	—	$313,461
David Saltzman(1)	$200,000	$100,010	—	$300,010
Andrew Sloves(1)(4)	$200,008	$100,010	—	$300,018
(1)
Each of Mses. Le Melle and Lenehan and Messrs. Finnerty, Saltzman and Solves received a $75,000 payment in connection with their service on a special committee (the “Special Committee”) of our Board of Directors formed to evaluate the Internalization (as defined below). Mr. McGinnis received a $100,000 payment in connection with his service as Chairman of the Special Committee. Each of Messrs. Finnerty and Sloves elected to receive his $75,000 payment in the form of shares of our Common Stock in lieu of cash.

(2)	Mr. Jacobs resigned from his position as a director on February 7, 2022.
(3)	Mr. McGinnis resigned from his position as a director on December 14, 2022.
(4)	For 2022, Mr. Sloves elected to receive all of his compensation for his service as a director in the form of shares of our Common Stock in lieu of cash.
(5)	As of December 31, 2022, each of Mses. Le Melle and Lenehan and Messrs. Finnerty, Saltzman and Sloves held 1,000 options.
Director Stock Ownership Guidelines
Effective June 30, 2022, our Board implemented stock ownership guidelines for directors, which require each non-employee director to accumulate and hold stock and equivalents valued at four times the annual cash retainer. Until such ownership level is achieved, non-employee directors must retain at least 50% of the net-after-tax shares earned from equity compensation.

Determination of Director Independence
At least a majority of the directors serving on the Board of Directors must be independent. For a director to be considered independent, our Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. Our Board of Directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the NYSE listing rules. Under the categorical standards, a director will not be independent if:
(a)
within the preceding three years: (i) the director was employed by the Company; (ii) an immediate family member of the director was employed by the Company as an executive officer; (iii) the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company or any controlled affiliate (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the Company; (v) an immediate family member of the director was employed by the independent registered public accounting firm of the Company as a partner, principal or manager; or (vi) an executive officer of the Company was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or

(b)
he or she is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company is the greater of $1 million or two percent of such other company’s consolidated gross annual revenues.

Whether directors are considered independent under these categorical independence tests and all other relevant facts and circumstances is reviewed and made public annually prior to our annual meeting of stockholders. The Board of Directors has determined that each of Mses. Hebard, Le Melle and Lenehan and Messrs. Finnerty, Saltzman and Sloves are independent for purposes of NYSE Rule 303A and that each such director has no material relationship with the Company.
Statement on Corporate Governance
We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors (in accordance with the rules of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed entirely of independent directors.
We have adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Ethics for Principal Executive Officers and Senior Financial Officers, which together delineate our standards for our officers and directors and our employees. We make available, free of charge through a link on our website under the “Investors” section, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for Principal Executive Officers and Senior Financial Officers, our Corporate Governance Guidelines, our Regulation FD Policy, our Accounting and Auditing Whistleblower Policy and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Our website address is www.rithmcap.com. You may also obtain these documents by writing to the Company at 799 Broadway, 8th Fl, New York, NY 10003, Attention: Investor Relations.
As mentioned above, our Board of Directors has adopted a Code of Business Conduct and Ethics, which is available on our website, that applies to all employees and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.
The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. The Company intends to disclose any changes in or waivers from either code applicable to the Company’s executive officers or directors by posting such information on our website.

The Company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. Mr. Nierenberg serves as our Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that having Mr. Nierenberg serve as both Chief Executive Officer and Chairman is an appropriate, effective and efficient leadership structure, and has determined that combining the Chief Executive Officer and Chairman roles provides for clear accountability and leadership responsibility and facilitates effective decision-making and a cohesive corporate strategy. The Board of Directors periodically reviews its leadership structure. The Company does not have a lead independent director; however, an independent director presides over the executive sessions. For additional information, see “Executive Sessions of Non-Management Directors.”
Succession Planning
The Board is responsible for planning for succession to the position of Chief Executive Officer, as well as certain other senior management positions. The Nominating and Corporate Governance Committee shall develop and recommend to the Board for approval succession plans for the Chief Executive Officer and certain other senior management positions. To assist the Nominating and Corporate Governance Committee, the Chief Executive Officer shall periodically provide the Nominating and Corporate Governance Committee with an assessment of persons considered potential successors to the Chief Executive Officer and other senior management positions.
Environmental and Social Responsibility
We believe in championing our customers, employees and communities through empowerment as well as action. We are committed to conducting operations and activities in a sustainable manner and continually aim to find new ways to reduce our carbon footprint. For example, at all of our operating companies, we encourage our colleagues and customers to “go green” or paperless where applicable, we provide our customers with opportunities to learn about conserving energy in their homes and we use technology to digitally streamline the loan process. In addition, our mortgage companies are continuing a successful partnership with One Tree Planted, through which we donate a tree for every customer who switches from paper to electronic statements during Earth Month.
We are committed to making a positive impact on our communities and employees. The understanding that strong communities and high rates of homeownership help communities thrive is integral to our work, and we help provide educational resources and support for first-time homebuyers. For example, within our mortgage companies, we have an affordable housing and equity in home ownership strategy, which connects our business model to our corporate responsibility mission. These programs aim to expand access to affordable and sustainable mortgage programs, while advancing economic opportunities for low- to moderate-income borrowers and historically disenfranchised communities. Our mortgage companies’ affordable housing strategies include:
•	an enterprise-wide initiative to formulate and implement affordable housing strategies across each channel;
•	an in-house credit enhancement program, which provides information to borrowers to elevate their credit score at no cost to them;
•	working to expand and deepen engagement with Minority Depository Institutions, mission-focused Community Development Financial Institutions and Small Financial Institutions; and
•	sponsorship support of diverse trade organizations dedicated to the economic advancement of minorities and low-income communities.
Further, outside of our affordable housing initiatives, our mortgage companies’ philanthropic arm, Newrez NOW (Neighborhood Outreach Works), helps support the following community service opportunities for our employees:
•	Volunteer paid time off;
•	Matching gifts of up to $1,000 per person per year for qualifying charitable giving;
•	Corporate Grants Program focusing on employee-nominated local organizations;
•	A “Community Engagement Council” program at our main office locations that empowers our employees to lead philanthropic giving in their communities; and
•	Annual fundraising and campaign opportunities for consumers to engage with our major fundraising campaigns.

We also encourage our employees to participate in and support our employee resource groups (“ERGs”), which are employee-led empowering spaces designed to heighten awareness, engage allies and champion broader Diversity, Equity and Inclusion initiatives for ERG members and our mortgage companies. Our mortgage companies’ current ERGs include the following:
•	BOLD – African Americans and People of Color;
•	DREAM Alliance – Women in Business and allies;
•	Environmental Council – Environment Awareness & Sustainability;
•	Mezcla Calibre – Hispanic & LatinX;
•	PRIDE – LGBTQ+ Community;
•	Pro$per – Financial Wellness; and
•	United Military Veterans Group – Active Military, Veterans and Allies.
We are always looking for new ways to expand and enhance our ESG programs.
Hedging Policy
Pursuant to our policies and procedures for transacting in Company securities, including our Insider Trading Compliance Policy, all of our directors, executive officers and employees are prohibited from engaging in any transaction intended to hedge or minimize losses in the Company’s securities, including engaging in transactions in puts, calls, or other derivatives of the Company’s securities or short-selling the Company’s securities.
Board and Committee Meetings
During the year ended December 31, 2022, our Board of Directors held 14 meetings of the Board. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Mortgage Regulatory Compliance Committee. During 2022, the Audit Committee met six times, the Compensation Committee met two times, the Nominating and Corporate Governance Committee met one time and the Mortgage Regulatory Compliance Committee met four times. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy.
Audit Committee. Our Board of Directors has a standing Audit Committee composed entirely of independent directors. The current members of the Audit Committee are Mses. Hebard and Lenehan (Chairperson) and Messrs. Finnerty and Sloves, each of whom has been determined by our Board of Directors to be independent in accordance with the NYSE listing rules and the SEC’s audit committee independence standards. The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board’s oversight of the following: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is also responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the registered public accounting firm’s services. The Audit Committee operates pursuant to a charter, which is available on our website, www.rithmcap.com. You may also obtain a copy of the charter by writing to the Company at 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations.
The Board of Directors has determined that each of Mses. Hebard and Lenehan qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. As noted above, our Board of Directors has determined that Ms. Lenehan, our Audit Committee Chairperson, is independent under NYSE and SEC standards.
Risk Oversight. The Company’s risk management is overseen by the Chief Executive Officer and Chief Risk Officer, who receive reports directly from other officers and individuals who perform services for the Company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the

Board of Directors. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. The Board of Directors established the Mortgage Regulatory Compliance Committee as a standing committee of the Board of Directors in 2018 to further assist with risk oversight. The Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
Compensation Committee. The members of the Compensation Committee are Ms. Hebard and Messrs. Finnerty, Saltzman (Chairperson) and Sloves, each of whom has been determined by our Board of Directors to be independent in accordance with the NYSE listing rules. The responsibilities of the Compensation Committee include, but are not limited to, the following: (a) overseeing the design of our executive compensation programs, policies and practices; (b) determining the types and amounts of compensation for our named executive officers; (c) administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company; (d) making recommendations to our Board of Directors regarding director compensation; (e) reviewing and discussing with management our compensation discussion and analysis included in our annual proxy statement; and (f) preparing the compensation committee report as required under SEC rules. The charter of the Compensation Committee is available on our website, www.rithmcap.com. You may also obtain a copy of the charter by writing to the Company at 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations.
The compensation paid to our named executive officers during 2022 is discussed under “Compensation Discussion and Analysis” included herein.
Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as being an independent director under the NYSE listing standards and other applicable laws, rules and regulations.
Nominating and Corporate Governance Committee. Our Board of Directors has a standing Nominating and Corporate Governance Committee composed entirely of independent directors. The current members of the Nominating and Corporate Governance Committee are Ms. Le Melle and Messrs. Finnerty (Chairperson) and Sloves, each of whom has been determined by our Board of Directors to be an independent director in accordance with the NYSE listing rules. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (b) advising the Board with respect to Board composition, procedures and committees; (c) advising the Board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on our website, www.rithmcap.com. You may also obtain a copy of the charter by writing to the Company at 799 Broadway 8th Floor, New York, New York 10003, Attention: Investor Relations.
The Nominating and Corporate Governance Committee, as required by the Company’s Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) within the time frames set forth below under “Advance Notice for Stockholder Nominations and Proposals for 2024 Annual Meeting.”
The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company are, taking into account such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the NYSE listing rules.
In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board of Directors and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and other diverse candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. We do not have a formal policy with regard to the consideration of diversity in identifying director-nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.
Executive Sessions of Non-Management Directors
Executive sessions of the non-management directors occur during the course of the year. “Non-management directors” include all directors who are not officers of the Company. The non-management director presiding at those sessions may rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.
Stockholder Communications with Directors
The Company provides the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address:
Rithm Capital Corp.
Attn: Secretary
799 Broadway, 8th Floor
New York, New York 10003
Stockholders may contact the non-management directors (including the director who presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group) at the address above.
All communications received as set forth in the preceding paragraph will be opened by our Legal Department, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE
In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Exchange Act), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.
The Audit Committee operates under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. The Audit Committee’s charter is available on the Company’s website, www.rithmcap.com. The members of the Audit Committee hold executive sessions during the course of the year.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal control over financial reporting and any significant deficiencies or material weaknesses.
The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report on Form 10-K.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable PCAOB requirements and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
The Audit Committee
Pamela F. Lenehan (Chairperson)
Kevin J. Finnerty
Peggy Hwan Hebard
Andrew Sloves

PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Proposed Independent Registered Public Accounting Firm
Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal years ended December 31, 2022 and 2021. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.
Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
Assuming a quorum is present, the affirmative vote by holders of a majority of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Brokers who do not receive instructions are entitled to vote on the ratification of the appointment of the independent registered public accounting firm under this proposal no. 2. Abstentions will have the same effect as a vote “against” and broker non-votes will not affect the outcome of this proposal no. 2 for the appointment of the independent registered public accounting firm.
The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.
Principal Accountant Fees and Services
During the most recent two fiscal years, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the audit of annual financial statements, interim review of unaudited quarterly financial information and review of filings with the SEC, audit of internal control over financial reporting, consultation on financial accounting and reporting matters. Fees for 2022 and 2021 were as follows:
Year	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2022	$7,427,455	$463,000	$886,155	—
2021	$7,880,049	$528,000	$948,653	—
Audit Fees. Audit fees are fees and out-of-pocket expenses for the consolidated financial statements, including the audit of internal control over financial reporting and the review of the Company’s quarterly reports on Form 10-Q, as well as required audits of certain subsidiaries and required review of SEC filings, including with respect to equity offerings.
Audit-Related Fees. Audit-related fees are fees for the performance of agreed upon procedures on certain information included within private placement memoranda corresponding to the issuance of collateralized debt and attest services related to servicing operations.
Tax Fees. Tax fees are related to tax planning, compliance and tax return preparation for the Company and certain subsidiaries.
The Audit Committee has considered all services provided by the independent registered public accounting firm to us and has concluded this involvement is compatible with maintaining the auditors’ independence.
The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in the most recent fiscal year were pre-approved by the Audit Committee. The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following proposal, also known as a “say-on-pay” vote, gives our stockholders the opportunity to vote to approve or not approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed below in the section entitled “Executive Compensation” of this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Additionally, we are asking our stockholders to vote on the frequency of this advisory vote at this annual meeting of stockholders under “Proposal No. 4” herein.
Our Board of Directors and Compensation Committee believe that the overall design and function of the Company’s executive compensation program are appropriate and effective in aligning the interests of the Company, management and the Company’s stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the stockholders of Rithm Capital Corp. advise that they approve the compensation of the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the SEC under Item 402 of Regulation S-K (which disclosure shall include the Compensation Discussion and Analysis, the related compensation tables and related narrative discussion and any other related material included herein).”
Although the vote is non-binding, our Board of Directors and Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will review and consider the outcome of the vote in connection with their ongoing evaluation of the Company’s executive compensation program.
Assuming a quorum is present, the affirmative vote by holders of a majority of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required for approval of this proposal. Abstentions will have the same effect as a vote “against”; failures to vote and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.
The Board of Directors recommends that you vote FOR advisory approval of the resolution set forth above.

PROPOSAL NO. 4
NON-BINDING ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE
In “Proposal No. 3” above, we are asking our stockholders to cast a non-binding advisory vote on the compensation of our named executive officers as described in this Proxy Statement. The Company is presenting the following proposal no. 4, also known as a “say-on-frequency” vote, in accordance with SEC rules and regulations, which gives stockholders the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future “say-on-pay” advisory votes on the compensation of our named executive officers, as set forth in “Proposal No. 3” above. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two or three years.
Our Board of Directors values the opinion of our stockholders, and although this proposal is non-binding, our Board of Directors will take into account the results of this vote in determining how often the Company should hold advisory “say-on-pay” votes on executive compensation in the future. In that regard, our Board of Directors will consider the option that receives the greatest number of votes to be the preference of our stockholders.
After careful consideration, our Board of Directors recommends that an advisory vote on the compensation of our named executive officers be submitted annually. In formulating its recommendation, our Board of Directors considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices. It is expected that the next stockholder “say-on-frequency” vote will occur at the 2029 annual meeting of stockholders.
The alternative among one year, two year or three years that receives the greatest number of votes cast at the Annual Meeting will be deemed to be the frequency preferred by our stockholders.
The Board of Directors recommends you vote FOR “ONE YEAR” as the frequency of an advisory vote on the compensation of our named executive officers in future years.

EXECUTIVE OFFICERS
The following table shows the names and ages of our executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.
Name	Age	Position
Michael Nierenberg	60	Chief Executive Officer and President
Nicola Santoro, Jr.	54	Chief Financial Officer, Chief Accounting Officer and Treasurer
Philip Sivin	51	Chief Legal Officer and Secretary
Michael Nierenberg is the Chairman of the Board, Chief Executive Officer and President of the Company. For information regarding Mr. Nierenberg, see above under “Proposal No. 1 Election of Directors—Information Concerning Our Directors, Including the Director Nominees.”
Nicola Santoro, Jr. is the Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company. Prior to joining the Company in 2015, Mr. Santoro was employed by FXCM, Inc. from 2012 through September 2015, serving as its Chief Accounting Officer where he was responsible for directing financial reporting, accounting, tax and financial planning activities. From 2005 through 2012, Mr. Santoro was employed by the Financial Guaranty Insurance Company, serving as principal financial officer from 2008. Mr. Santoro is a certified public accountant.
Philip Sivin is the Chief Legal Officer and Secretary for the Company. Mr. Sivin has worked for the Company since 2021, originally as a Managing Director and Senior Counsel in the Private Equity division of Fortress, the Company’s former external manager. From 2018 through 2021, Mr. Sivin was a Managing Director and Chief Counsel-Credit at Angelo, Gordon & Co, L.P. Prior, Mr. Sivin held a variety of positions, including Senior Managing Director, General Counsel and Chief Financial Officer, and was a member of the Executive Committee of the M.D. Sass Group of Companies. Mr. Sivin practiced law at Sullivan & Cromwell, LLP. Mr. Sivin received a B.S. from Cornell University, a J.D., cum laude, from the University of Pennsylvania Law School and an M.B.A. from Columbia Business School. He also holds the Chartered Financial Analyst designation.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
2022 was a transformational year for the Company, starting with the internalization of our management function to operate as an internally managed Real Estate Investment Trust, which occurred on June 17, 2022 (the “Internalization” and such date, the “Internalization Date”), followed by our rebranding and expansion of our platform.
Key financial accomplishments for our management team during 2022 included:
•	Generated Strong Returns, generating GAAP return on equity (“ROE”) of 15.2% and an Earnings Available for Distribution ROE (“EAD ROE”)(a)(b) of 11.2%;
•
Grew Book Value, ending the year with a book value of $12.00 per common share(c), up 4.9% year over year in a challenging market environment and after the $400.0 million termination payment to our Former Manager and our quarterly dividend payouts;

•	Provided Strong Economic Returns to our Shareholders, generating a total economic return(d) of 13.6%, GAAP Net Income of $864.8 million and Earnings Available for Distribution(a) of $633.1 million;
•	Performed in a Challenging Market, maintaining $1.4 billion of total cash and liquidity through a volatile market;
•	Delivered Superior Performance on a Relative Basis, generating a total economic return of 13.6%, compared to an average total economic return of -17.4% of similar financial services competitors; and
•	Successfully Right-Sized the Mortgage Company, reducing the annualized G&A run rate by 53% as of the fourth quarter of 2022.
(a)	Annex B includes a discussion and reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.
(b)
GAAP ROE for 2022 represents reported 2022 FY GAAP Net Income divided by average quarterly Common Stockholder’s Equity from 12/31/2021 to 12/31/2022. EAD ROE for the year represents reported 2022 FY Earnings Available for Distribution divided by average quarterly Common Stockholder’s Equity over the same period.

(c)	Book value per share is based on common shares outstanding of 473,715,100 as of December 31, 2022.
(d)
Total economic return represents Rithm book value change from December 31, 2021 through December 31, 2022, plus common dividends declared during that time, divided by Rithm book value as of December 31, 2021.

Key strategic accomplishments for our management team during 2022 included:
•	Successfully Completed the Internalization, which we expect to result in significant annual cost savings and to create synergies and new investment opportunities;
•
Rebranded as Rithm Capital, which demonstrates the Company’s growth into a diversified manager of assets and operating companies in the real estate and financial sectors, and highlights our future aspirations;

•
Lead the Company in achieving its business plan and objectives and its diversification of investments, including overseeing significant transactions to improve our balance sheet, launching Rithm’s private capital business and acquiring 50% of GreenBarn Investment Group, which positions Rithm for investment opportunities in commercial real estate; and

•
Successfully transitioned key functional areas, in connection with the Internalization, the team successfully transitioned all key functional areas on time and budget; established internal legal, corporate governance and compliance frameworks and procedures, driving process improvements and best practices in the Company’s legal function and increased transparency of Company practices in public reporting, including compensation; developed a strong internal risk framework; and lead the transition of accounting, financial reporting and corporate operations in a seamless manner.

Prior to the Internalization, our executive officers were employees of FIG LLC (the “Former Manager”), an affiliate of Fortress Investment Group (“Fortress”), which served as our external manager, and the Former Manager was solely responsible for determining compensation for those executive officers. Following the Internalization, the executive officers became employees of the Company, and our Compensation Committee became responsible for determining their compensation.
The Compensation Discussion and Analysis that follows provides a description of our compensation program for each of our named executive officers for the portion of 2022 after the Internalization Date (such period, the “2022 Stub Year”). We refer to these individuals throughout the Compensation Discussion and Analysis and the tables that follow as our named executive officers. For 2022, our named executive officers were as follows:
•	Michael Nierenberg, Chief Executive Officer and President;
•	Nicola Santoro, Jr., Chief Financial Officer, Chief Accounting Officer and Treasurer; and
•	Philip Sivin, Chief Legal Officer and Secretary(a).
(a)	Mr. Philip Sivin was appointed as our Chief Legal Officer and Secretary and qualified as one of our named executive officers beginning on the Internalization Date.
Fortress previously informed us that it was not able to segregate and identify any portion of the compensation that it awarded to our named executive officers as relating solely to service performed for the Company, because the services performed by our named executive officers prior to the Internalization were not performed exclusively for us, and therefore no compensation information has been included for our named executive officers for any period prior to the Internalization Date.
Role of the Compensation Committee in Executive Compensation
Our Compensation Committee made all decisions regarding the compensation levels of our named executive officers relating to the 2022 Stub Year. It is our Compensation Committee’s responsibility to:
•	oversee the design of our executive compensation programs, policies and practices;
•	determine the types and amounts of compensation for our named executive officers; and
•	review and approve the adoption, termination and amendment of, and to administer and, as appropriate, make recommendations to our Board of Directors regarding, our incentive compensation plans.
Our objective is to provide a market-based executive compensation program tied to performance and aligned with the interests of our stockholders.
Role of the Independent Compensation Consultant
Our Compensation Committee reviews the competitiveness of our executive compensation programs and recent governance trends relating to executive compensation when determining the compensation levels for our named executive officers. To assist the Compensation Committee in this process, our Compensation Committee retained FW Cook as its independent compensation consultant to provide advice on our executive compensation practices. FW Cook does no work for our management team that is not under the Compensation Committee’s purview. Representatives of FW Cook attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. During 2022, the Compensation Committee reviewed the independence of FW Cook using assessment criteria under applicable NYSE rules and concluded the retention of FW Cook did not raise any conflicts of interest.
Role of Executive Officers in Executive Compensation
Prior to our Compensation Committee setting the compensation for our named executive officers, Mr. Nierenberg made recommendations to the Compensation Committee regarding the compensation of Messrs. Santoro and Sivin. Our Compensation Committee took Mr. Nierenberg’s recommendations into account in making its determinations with respect to the compensation payable to Messrs. Santoro and Sivin, but ultimately all determinations with respect to the compensation of all of our named executive officers were made by the Compensation Committee in its sole discretion.
Elements of our Executive Compensation Program
Prior to the Internalization Date, our Former Manager was responsible for all executive compensation decisions.

Following the Internalization, our executive officers became employees of the Company, and our Compensation Committee became responsible for determining executive compensation. For the 2022 Stub Year, the Compensation Committee’s compensation decisions reflected the start of a process to redesign the executive compensation program to better support our financial and strategic objectives as an internally-managed company, and the Compensation Committee is continuing this process during 2023.
The compensation program for our named executive officers consists of an annual base salary, the ability to earn short-term incentive awards, the ability to earn long-term equity incentive awards based on individual and Company performance, and the ability to participate in employee benefit plans and programs at the same level and on the same terms that apply to Rithm Capital Corp.’s employees generally. The following is a detailed description of each material element of our compensation program for our named executive officers for the 2022 Stub Year, as well as changes already made or anticipated for 2023.
Base Salary. Base salary is a fixed component of compensation for each of our named executive officers. The base salaries for each of our named executive officers were originally set at the time of the Internalization and are intended to reflect the position, duties and responsibilities of each executive.
For the 2022 Stub Year. Effective as of the Internalization Date, the annual base salaries for Messrs. Nierenberg, Santoro and Sivin were $1,250,000, $300,000 and $250,000, respectively. The base salaries payable to our named executive officers may be adjusted from time to time based on the executive’s performance and other factors as determined by our Compensation Committee.
For 2023. As of the filing of this proxy statement, the 2023 annual base salaries payable to our named executive officers remain unchanged from those established on the Internalization Date.
Short-Term Incentive Awards. Our named executive officers are each eligible to receive annual short-term incentive bonus payments from the Company based on annual performance achievements. We consider these short-term incentive bonuses to be “at-risk” compensation.
For the 2022 Stub Year. Mr. Nierenberg had a target short-term incentive opportunity equal to $1,875,000, of which he was eligible to earn from 0% to 200%. Each of Messrs. Santoro and Sivin did not have a specific target short-term incentive opportunity amount, and instead were eligible to receive discretionary short-term incentive amounts from the Company based on our Compensation Committee’s determination of their individual performance and the performance of the Company as a whole. Following a review of all applicable factors by our Compensation Committee, the Compensation Committee awarded the following short-term incentive amounts to our named executive officers with respect to for the 2022 Stub Year: Mr. Nierenberg, $3,750,000; Mr. Santoro, $1,100,000; and Mr. Sivin, $750,000.
In determining the short-term incentive awards earned by our named executive officers for the 2022 Stub Year, our Compensation Committee did not use pre-established performance goals. Instead, our Compensation Committee considered many factors, particularly the Company and management team’s financial and strategic accomplishments in 2022 described above, in its decision-making process relating to the amount of the annual short-term incentive amounts.
For 2023. As described below and pursuant to his employment agreement, Mr. Nierenberg’s 2023 target short-term incentive amount is $5,000,000, which may be earned from 0% to 200% based on financial, strategic and individual performance determined by our Compensation Committee. The Compensation Committee intends to develop a similar structure for the other named executive officers.
Long-Term Incentive Awards. Our named executive officers are eligible to receive long-term equity incentive awards relating to our Common Stock, which are intended to further align the interests of our named executive officers with those of our stockholders generally. As described below, these awards are subject to vesting terms, which include continued employment with the Company for specified periods of time, and in certain cases, the achievement of specified performance criteria.
For the 2022 Stub Year. Mr. Nierenberg was awarded 578,034 restricted shares of our Common Stock in accordance with section 2(d) of his employment agreement with the Company, which is described in more detail below in “Employment Agreements and Offer Letters with our Named Executive Officers.” Such restricted shares were granted based on the closing stock price on June 17, 2022 in accordance with his employment agreement with the Company, which was $8.65. These restricted stock awards will vest in three equal installments on June 17 of each of 2023, 2024 and 2025, generally subject to Mr. Nierenberg’s continued employment with the Company through the applicable vesting date.
For 2023. As part of the continued evolution of our executive compensation program, the Compensation Committee granted equity compensation to our named executive officers in February 2023, using a combination of time-vesting and performance-vesting restricted stock units. The target grant date fair values of the awards were $8,750,000 for Mr. Nierenberg, $1,100,000 for Mr. Santoro and $250,000 for Mr. Sivin. For Mr. Nierenberg, the target grant value was determined based on the Committee’s assessment of what would comprise an appropriate target pay opportunity for our CEO and the desire for the majority of the CEO’s pay opportunity to be in the form of long-term incentives. For Messrs. Santoro and Sivin, the grant value was equal to 100% and 33.3%, respectively, of their 2022 short-term incentive awards. Fifty-percent of the target grant value was awarded in time-vesting restricted stock units that vest in three equal installments on February 21 of each of 2024, 2025 and 2026, generally subject to the executive’s continued employment through the applicable vesting date. The remaining 50% of the target grant value was awarded in performance-vesting restricted stock units that are subject to vesting based on the achievement of specified targets relating to the Company’s annual average EAD ROE (as defined below) over a three-year performance period running from January 1, 2023 through December 31, 2025 and generally subject to the executive’s continued employment through the end of the performance period. The performance-vesting restricted stock units may be earned between 0% and 200% of the target value of the award depending on the level of achievement of the EAD ROE targets.
While the long-term equity incentive awards made to Messrs. Santoro and Sivin that were awarded in February 2023 were in part related to performance in 2022, the grant date value of those awards has not been included in the “Summary Compensation Table for 2022” below in accordance with SEC disclosure rules and will instead be included in our proxy statement filed in 2024.
Employee Benefits. Our named executive officers are generally eligible to participate in the same health, welfare and retirement benefits that apply to the employees of Rithm Capital Corp. generally. We do not sponsor or maintain any defined benefit pension plans or similar arrangements and did not provide any perquisites to our named executive officers in 2022.
Employment Agreements and Offer Letters with our Named Executive Officers
Michael Nierenberg. We are party to an employment agreement, dated as of June 17, 2022, with Mr. Nierenberg pursuant to which he receives a base salary at the annualized rate of $1,250,000. Pursuant to the employment agreement, for 2022, Mr. Nierenberg also had a target short-term incentive amount of $1,875,000 of which he was able to earn between 0% and 200% of the target value of the award based on various financial, strategic and individual performance metrics. In addition, in accordance with the terms of his employment agreement, Mr. Nierenberg received an equity grant of 578,034 restricted shares of our Common Stock representing a fair value of approximately $5,000,000, based on the closing stock price on June 17, 2022.
Beginning in 2023, Mr. Nierenberg has an annual short term incentive amount of $5,000,000, of which he will be eligible to earn from 0% to 200% based on various financial, strategic and individual performance metrics determined by our Compensation Committee each year. In addition, beginning in 2023, Mr. Nierenberg will receive annual long-term equity incentive awards having a target grant date value of $8,750,000, of which 50% will be in the form of performance-vesting restricted stock units and 50% will be in the form of time-vesting restricted stock units. The 2023 long-term equity incentives were granted on February 21, 2023.
In the event of certain qualifying terminations of employment by the Company or Mr. Nierenberg, he will be eligible to receive (i) cash severance equal to two times the sum of his base salary and target annual bonus, (ii) a prorated target bonus for the year of termination, (iii) 18 months of health insurance premiums and (iv) accelerated vesting of any time-vesting awards that would have become vested during the two-year period following the qualifying termination and continuing eligibility to earn a pro-rata portion (based on the period from the beginning of the performance period through the date that is 24 months following such qualifying termination) of any performance-vesting awards granted to him based on actual performance through the end of the original performance period. If the qualifying termination occurs in the 24-month period following a change in control of the Company, any outstanding time-based awards will become fully vested and Mr. Nierenberg will be eligible to earn (without pro-ration) any performance-vesting awards granted to him based on actual performance through the end of the original performance period. Mr. Nierenberg is required to sign a separation and general release agreement in a form and manner satisfactory to the Company in order to receive these severance payments and benefits.
Mr. Nierenberg’s employment agreement further provides that he is subject to certain post-employment non-competition and non-solicitation covenants for a 24-month period following any termination of employment, as well as a covenant not to disclose confidential information.
Nicola Santoro, Jr. We are party to an offer letter with Mr. Santoro, dated as of August 1, 2022, pursuant to which he receives a base salary at the annualized rate of $300,000. He is also eligible to receive an annual discretionary short-term incentive award. Mr. Santoro is also subject to a post-employment non-competition covenant for 12 months following his termination of employment as a result of his resignation or a termination by the Company for cause (as defined in the offer letter), certain non-solicitation covenants for 18 months following his termination of employment for any reason and covenants involving confidentiality and proprietary rights.
Philp Sivin. We are party to an offer letter with Mr. Sivin, dated as of August 1, 2022, pursuant to which he receives a base salary at the annualized rate of $250,000. He is also eligible to receive an annual discretionary short-term incentive award. Mr. Sivin is also subject to certain non-solicitation covenants for 18 months following his termination of employment for any reason and covenants involving confidentiality and proprietary rights.
Say-on-Frequency Advisory Votes
In connection with this Proxy Statement, we are soliciting an advisory say-on-pay vote under “Proposal No. 3” as well as an advisory vote relating to the frequency of our future say-on-pay votes under “Proposal No. 4”, which is commonly referred to as a “say-on-frequency” vote. As noted above, prior to the Internalization Date, each of our named executive officers was employed by and compensated by our Former Manager. As a result, since the Company did not make any compensation determinations with respect to our named executive officers prior to the Internalization Date, we did not historically include a say-on-pay vote or a say-on-frequency vote in prior proxy statements.
Since the named executive officers each became employed by the Company as of the Internalization Date and our Compensation Committee began making all compensation decisions with respect to the named executive officers for the period commencing on the Internalization Date, we are soliciting an advisory say-on-pay vote and an advisory say-on-frequency vote in this Proxy Statement. Please refer to “Proposal No. 3” and “Proposal No. 4” above for more information.
Tax Considerations
As a general matter, our Compensation Committee considers various tax and accounting implications of our existing and proposed compensation programs. We consider the tax-deductibility of compensation in designing our compensation programs, but it is not our sole consideration and our Compensation Committee retains the discretion to award compensation that is non-deductible.
Clawback Policy
We have adopted a clawback policy covering our executive officers that provides that in the event of a required accounting restatement, the Compensation Committee will seek reimbursement of the portion of any incentive-based compensation that would not have been paid had our financial statements been correctly stated. In addition to the recovery of incentive-based compensation mandated by the SEC, our recoupment policy also provides the Compensation Committee with the discretion to recoup any time-based equity awards from any executive officer if the Compensation Committee determines that the required accounting restatement was at least in part the result of gross misconduct by such executive officer.

Compensation Tables
Summary Compensation Table for 2022
The following table provides information regarding the compensation earned by our named executive officers in respect of the 2022 Stub Year. As described above, our named executive officers did not receive any compensation from us prior to the Internalization Date and were compensated solely by our Former Manager.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Michael Nierenberg Chief Executive Officer and President	2022	653,587	3,750,000	4,999,994	110	9,403,691
Nicola Santoro Jr. Chief Financial Officer, Chief Accounting Officer and Treasurer	2022	118,318	1,100,000	—	99	1,218,417
Philip Sivin Chief Legal Officer and Secretary	2022	99,432	750,000	—	97	849,529
(1)
As described above, while the long-term equity incentive awards granted to Messrs. Santoro and Sivin that were awarded in February 2023 were in part related to their performance in 2022, the grant date value of those awards has not been included here in accordance with SEC disclosure rules and will instead be included in our proxy statement filed in 2024 in respect of 2023 compensation. The grant date values of those awards were $1,100,000 for Mr. Santoro and $250,000 for Mr. Sivin.

(2)	For information regarding the assumptions used in determining the valuation of Mr. Nierenberg’s grant of restricted shares, see “Grant of Plan-Based Awards for 2022” below.
(3)	Each of our named executive officers received company paid life insurance premiums.
Grants of Plan-Based Awards in 2022
The table below sets forth the equity-based awards granted to our named executive officers in 2022.
Grants of Plan-Based Awards for 2022
Name	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Michael Nierenberg	June 17, 2022	578,034	4,999,994
(1)	For purposes of Section 16 of the Exchange Act, the grant date of the 578,034 shares of restricted stock to Mr. Nierenberg is December 8, 2022.
(2)
Represents restricted shares of our Common Stock which will vest in three equal installments on June 17 of each of 2023, 2024 and 2025, so long as Mr. Nierenberg remains in continued employment with the Company.

(3)
The shares of restricted stock were granted in full satisfaction of the terms of Section 2(d) of the Employment Agreement by and between Mr. Nierenberg and the Company, effective as of June 17, 2022. The applicable closing stock price was $8.65 on June 17, 2022.

Outstanding Equity Awards at Fiscal Year-End for 2022
The following table provides information about unvested equity awards held by our named executive officers as of December 31, 2022.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Nierenberg	578,034	4,722,538	—	—
(1)	Market value is based on $8.17, which was the closing price of a share of our Common Stock on December 30, 2022, which was the last trading day of the year.
Options Exercised and Stock Vested for 2022
None of our named executive officers exercised any stock options or vested in any equity awards relating to our Common Stock in 2022.
Pension Benefits for 2022
We do not maintain any defined benefit pension plans in which any of our named executive officers participate.
Nonqualified Deferred Compensation for 2022
We do not maintain any nonqualified deferred compensation plans in which any of our named executive officers participate.
Potential Payments upon Termination or Change of Control
As described in the section of this Proxy Statement titled “Executive Compensation—Employment Agreements and Offer Letters with our Named Executive Officers,” Mr. Nierenberg is eligible to receive certain payments and benefits in connection with the termination of his employment without cause or his resignation for good reason (each as defined in his employment agreement) outside of the period that is 24 months following a change in control as well as in connection with the termination of his employment without cause or his resignation for good reason during the 24-month period following a change in control. The following table summarizes the potential payments and benefits to which Mr. Nierenberg would be entitled upon the various termination scenarios set forth below assuming the termination occurred on December 31, 2022.
Messrs. Santoro and Sivin were not entitled to receive any severance payments or benefits pursuant to each of their respective offer letters in connection with any termination of employment occurring on December 31, 2022.
Michael Nierenberg
	Termination for Cause($)	Resignation Without Good Reason($)	Death or Disability($)	Termination Without Cause or Resignation for Good Reason Not in Connection with Change in Control ($)	Termination Without Cause or Resignation for Good Reason in Connection with Change in Control ($)
Cash Severance	—	—	—	16,250,000(1)	16,250,000(1)
Accelerated Vesting of Equity	—	—	—	3,148,359(2)	4,722,538(2)
Health Benefits	—	—	—	36,695	36,695
(1)
Cash severance amount includes (i) $3,750,000, representing Mr. Nierenberg’s 2022 annual short term incentive award amount based on actual performance, (ii) $2,500,000, representing two times his annual base salary and (iii) $10,000,000, representing two times his annual target short term incentive award amount.

(2)
As of December 31, 2022, Mr. Nierenberg held 578,034 restricted shares of our Common Stock, all of which were unvested. The value of his restricted shares is based on a trading price of $8.17, which was the closing price of a share of our Common Stock on December 30, 2022, which was the last trading day prior to his assumed termination date on December 31, 2022. In the case of termination without cause or resignation for good reason not in connection with a change of control, Mr. Nierenberg would receive accelerated vesting of those time-vesting shares that would have become vested during the two-year period following the termination. If the termination occurred in the 24 months following a change of control, Mr. Nierenberg’s outstanding time-based awards would become fully vested.

Rithm Capital Corp. 2023 Omnibus Incentive Plan
The proposal included under “Proposal No. 5” herein asks our stockholders to vote on the approval of the Rithm Capital Corp. 2023 Omnibus Incentive Plan to replace the Rithm Capital Corp. Nonqualified Stock Option and Incentive Award Plan, which expires on April 29, 2023. Please see the section captioned “PROPOSAL NO. 5 APPROVAL OF THE RITHM CAPITAL CORP. 2023 OMNIBUS INCENTIVE PLAN” for a description of the proposed plan.
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, presented below is the total compensation of our median employee, the annual total compensation of our CEO for the portion of 2022 following the Internalization Date, and the ratio of those two values:
•	The 2022 annual total compensation of our median employee (other than our CEO), calculated in accordance with Item 402(c) of Regulation S-K, was $71,104.92;
•
The 2022 annual total compensation of our CEO, Mr. Nierenberg, calculated in accordance with Item 402(c) of Regulation S-K and as reported in the Summary Compensation Table for 2022 in this Proxy Statement, was $9,403,691.00; and

•	For 2022, the ratio of the annual total compensation of Mr. Nierenberg to the annual total compensation of our median employee was 132 to 1.
This reflects analysis of our global workforce of 6,173 employees as of December 31, 2022, including part-time employees. We did not include independent contractors in our determination. In order to identify our median employee, we reviewed the W-2 Box 1 compensation for all of our employees, which measure was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying our median employee for 2022.
Once we identified our median employee for 2022 using the methodology described above, we determined the median employee’s annual total compensation for 2022 in accordance with the requirements of Item 402(c) of Regulation S-K consistent with the calculation of the 2022 annual total compensation of our CEO as reported in the Summary Compensation Table for 2022 in this Proxy Statement.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use this information in managing our Company.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for 2022. As described above, our named executive officers did not receive any compensation from us prior to the Internalization Date and were compensated solely by our Former Manager; accordingly, we do not include disclosure for 2021 and 2020 in this section. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table for 2022, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table for 2022.
Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEOs Named Executive Officers(3)	Value of initial fixed $100 investment based on:		GAAP Net Income (in millions)	EAD ROE(5)
					Total Stockholder Return	Peer Group Total Stockholder Return(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$9,403,691	$9,126,235	$1,033,973	$1,033,973	$85.4	$73.6	$864.8	11.2%

(1)	For 2022, our principal executive officer (“PEO”) was Mr. Nierenberg, and our non-PEO named executive officers were Messrs. Santoro and Sivin.
(2)
The amounts in the following table represent each of the amounts deducted and added to the equity award values for Mr. Nierenberg for 2022 for the applicable year for purposes of computing the “compensation actually paid” amounts appearing in column (c) of the Pay Versus Performance Table:

Year	Summary Compensation Table Total for PEO	Minus Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus Year-End Fair Value of Equity Awards Granted During Applicable Year	Plus Any Dividends Paid Prior to the Vesting Date of the Underlying Award	Equals Compensation Actually Paid
2022	$9,403,691	($4,999,994)	$4,722,538	—	$9,126,235

(3)	No adjustments were made to the average summary compensation table total for our non-PEO named executive officers in respect of 2022.
(4)	The NAREIT Mortgage REIT index (which was also used in the Company’s Form 10-K filing) was used to calculate the Company’s peer group total stockholder return.
(5)	The EAD ROE metric is utilized in our long-term incentive plan.
Description of the Relationship Between Pay and Performance
The following chart sets forth the relationship between compensation actually paid to our PEO and average compensation actually paid to our other named executive officers and Company total shareholder return for 2022.

The following chart sets forth the relationship between compensation actually paid to our PEO and average compensation actually paid to our other named executive officers and GAAP Net Income for 2022.

The following chart sets forth the relationship between compensation actually paid to our PEO and average compensation actually paid to our other named executive officers and EAD ROE for 2022.

The following chart compares our total shareholder return to that of the NAREIT Mortgage REIT Index for 2022.

Tabular List of Performance Measures
The following table presents the financial performance measures that the Company considered the most important in linking compensation actually paid to our PEO and our non-PEO named executive officers for 2022 to Company performance. The measures in this table are not ranked.
Most Important Performance Measures
EAD ROE
Economic return
Earnings Available for Distribution
Book value growth
Cost savings

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the 2022 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2022 Compensation Discussion and Analysis be included in the Proxy Statement for the 2023 Annual Meeting of Stockholders to be filed with the SEC.
The Compensation Committee
David Saltzman (Chairperson)
Kevin J. Finnerty
Peggy Hwan Hebard
Andrew Sloves
Compensation Committee Interlocks and Insider Participation
None.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Listed in the following table is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 11, 2023 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors, director nominees and executive officers, both individually and as a group.
For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or
(ii)	investment power, which includes the power to dispose of, or to direct the disposition of, shares of our Common Stock.
A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
The Vanguard Group(2)	44,733,562	9.44%
Canyon Capital Advisors LLC(3)	25,585,016	5.12%
Kevin J. Finnerty(4)	287,954	*
Peggy Hwan Hebard	—	—
Patrice M. Le Melle(4)	9,874	*
Pamela F. Lenehan(4)	75,953	*
David Saltzman(4)	77,690	*
Andrew Sloves(4)	167,605	*
Michael Nierenberg(5)	2,232,711	*
Nicola Santoro, Jr.(6)	115,651	*
Philip M. Sivin(7)	16,530	*
All directors, nominees and executive officers as a group (9 persons)	2,983,968	*
*	Denotes less than 1%.
(1)	The address of all officers and directors listed above is in the care of Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003.
(2)
The Vanguard Group exercises shared voting power in respect of 151,426 shares of Common Stock; sole dispositive power in respect of 44,116,822 shares of Common Stock; and shared dispositive power in respect of 616,740 shares of Common Stock, each based solely on the Schedule 13G filed with the SEC on February 9, 2023. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Canyon Capital Advisors LLC exercises sole voting power and sole dispositive power in respect of 25,585,016 shares of Common Stock, based solely on the Schedule 13G filed with the SEC on February 14, 2023. Joshua S. Friedman and Mitchell R. Julis control entities which own 100% of Canyon Capital Advisors LLC, and thus each exercises shared voting power and shared dispositive power in respect of 25,585,016 shares of Common Stock, based solely on the Schedule 13G filed with the SEC on February 14, 2023. CCA is the investment advisor, direct or indirect, to the following persons: (i) Canyon Value Realization Fund, L.P.; (ii) The Canyon Value Realization Master Fund (Cayman), L.P.; (iii) Canyon ESG Master Fund, L.P.; (iv) Canyon Balanced Master Fund, Ltd.; (v) Canyon-GRF Master Fund II, L.P.; (vi) EP Canyon Ltd.; (vii) Canyon Distressed Opportunity Master Fund III, L.P.; (viii) Canyon NZ-DOF Investing, L.P.; (ix) Canyon-EDOF (Master) L.P.; (x) Canyon IC Credit Master Fund L.P.; (xi) Canyon Distressed TX L.P.; and (xii) Canyon Distressed TX (B) LLC (collectively, the “CCA Entities”). The address of each of Canyon Capital Advisors LLC, the CCA Entities, Joshua S. Friedman and Mitchell R. Julis is 2728 North Harwood Street, 2nd Floor, Dallas, TX 75201.

(4)
Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are exercisable within 60 days of April 11, 2023: Finnerty—1,000; Le Melle—1,000; Lenehan—1,000; Saltzman—1,000; Sloves—1,000.

(5)	Includes 459,558 shares of Common Stock represented by unvested restricted stock units and 578,034 unvested shares of restricted stock.
(6)	Includes 65,651 shares of Common Stock represented by unvested restricted stock units.
(7)	Includes 13,130 shares of Common Stock represented by unvested restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review of Transactions with Related Persons
SEC rules define “transactions with related persons” to include any transaction in which the Company is a participant, the amount involved exceeds $120,000, and in which any “related person,” including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing, has a direct or indirect material interest. The Company adopted a written policy that outlines procedures for approving transactions with related persons, and the independent directors review and approve or ratify such transactions pursuant to the procedures outlined in this policy. In determining whether to approve or ratify a transaction with a related person, the independent directors will consider a variety of factors they deem relevant, such as: the terms of the transaction; the terms available to unrelated third parties; the benefits to the Company; and the availability of other sources for comparable assets, products or services. The independent directors have also adopted standing pre-approvals under the policy for specified categories of transactions.
Management Agreement with our Former Manager & Internalization
Previously, we entered into a Management and Advisory Agreement (the “Management Agreement”) with the Former Manager, an affiliate of Fortress, which was subsequently amended and restated on August 1, 2013, on August 5, 2014 and on May 7, 2015, pursuant to which our Former Manager provided for a management team and other professionals who were responsible for implementing our business strategy, subject to the supervision of our Board of Directors. Our Former Manager was responsible for, among other things, (i) setting investment criteria in accordance with broad investment guidelines adopted by our Board of Directors, (ii) sourcing, analyzing and executing acquisitions, (iii) providing financial and accounting management services and (iv) performing other duties as specified in the Management Agreement.
The initial term of our Management Agreement expired on May 15, 2014, and the Management Agreement was renewed automatically each year for an additional one-year period until the Internalization. The Management Agreement was terminated in connection with the Internalization on June 17, 2022, except that certain indemnification and other obligations survive the termination.
Prior to the Internalization and the termination of the Management Agreement on June 17, 2022, the Former Manager was entitled to receive a management fee in an amount equal to 1.5% per annum of the Company’s gross equity calculated and payable monthly in arrears in cash. In addition, the Former Manager was entitled to receive annual incentive compensation calculated in accordance with the Management Agreement.
On June 17, 2022, the Company entered into definitive agreements with the Former Manager in connection with the Internalization, including an Internalization Agreement with the Former Manager (the “Internalization Agreement”). As described in the Internalization Agreement, the Company made offers of employment to certain employees of the Former Manager or its affiliates who provided services to the Company, including the persons who currently serve as the Chief Executive Officer and President, the Chief Financial Officer, Chief Accounting Officer and Treasurer and the Chief Legal Officer and Secretary. As part of the termination of the existing Management Agreement, the Company agreed to pay $400.0 million (subject to certain adjustments) to the Former Manager. Following the Internalization, the Company no longer pays a management or incentive fee to the Former Manager. For a further description of the Internalization Agreement, please see the Company’s Current Report on Form 8-K filed on June 17, 2022.
In connection with the termination of the Management Agreement, the Company entered into a Transition Services Agreement with the Former Manager (the “Transition Services Agreement”) in order to facilitate the transition of the Company’s management functions and its operations through the earliest to occur of (i) the date on which no remaining service is to be provided under the Transition Services Agreement or (ii) December 31, 2022. Under the Transition Services Agreement, the Former Manager provided (or caused to be provided), at cost, all of the services it was previously providing to the Company immediately prior to June 17, 2022 (“Transition Services”). The Former Manager ceased providing Transition Services as of December 31, 2022 in accordance with the Transition Services Agreement. The Transition Services primarily included information technology, legal, regulatory compliance, tax and accounting services. The Transition Services were provided for a fee intended to be equal to the Former Manager’s cost of providing the Transition Services, including the allocated cost of, among other things, overhead, employee wages and compensation and actually incurred out-of-pocket expenses, and were invoiced on a monthly basis. The Company incurred $4.9 million in costs for Transition Services during the year ended December 31, 2022. For a further description of the Transition Services Agreement, please see the Company’s Current Report on Form 8-K filed on June 17, 2022.
In addition to the management fee and incentive compensation, Rithm Capital was responsible for reimbursing the Former Manager for certain expenses paid by the Former Manager on behalf of Rithm Capital.
Fortress, through its affiliates, held 518,545 shares of Common Stock and options relating to an additional 19.5 million shares of our Common Stock, representing approximately 3.9% of our Common Stock on a fully diluted basis, as of December 31, 2022.
Below is a summary of the fees and other amounts paid to our Former Manager in connection with services performed for us pursuant to the Management Agreement, pursuant to the Internalization Agreement and pursuant to the Transition Services Agreement during the fiscal year ended December 31, 2022 (dollars in table in thousands).
2022
Management Agreement	$46,174
Internalization Agreement(1)	$400,000
Transition Services Agreement(2)	$4,900
(1)
Amounts paid out under the Internalization Agreement consisted of $200.0 million to the Former Manager on June 17, 2022, $100.0 million on September 15, 2022 and $96.2 million on December 15, 2022, which represented the remaining $100.0 million due to the Former Manager less $3.8 million agreed upon as payable by the Former Manager to the Company related to the pre-Internalization portion of certain annual bonuses.

(2)	Amounts paid out under the Transition Services Agreement consisted primarily of information technology and other support services.
Senior Credit Agreement and Senior Subordinated Credit Agreement
On June 30, 2021, the Company entered into a senior credit agreement and a senior subordinated credit agreement whereby the Company, and the other lenders party thereto, made term loans to an entity affiliated with funds managed by an affiliate of the Former Manager. The senior loan bears cash interest at a fixed rate equal to 10.5% per annum and the senior subordinated loan bears paid-in-kind interest at a rate equal to 16.0% per annum, subject to certain adjustments as set forth in the respective credit agreements. As of December 31, 2022, the principal balance of the Company’s portion of the senior loan and the senior subordinated loan was $31.3 million and $63.3 million, respectively.
Newrez Sublease
During the year ended December 31, 2022, Newrez LLC, a subsidiary of the Company, subleased a portion of office space from an affiliate of New Fortress Energy Inc., which is controlled by certain principals of Fortress. For the year ended December 31, 2022, Newrez incurred approximately $0.4 million of rent and office related expenses.
Other
An adult child, Jonathan Nierenberg, of Michael Nierenberg, the Chief Executive Officer, President and Chairman of the Board of the Company, was employed by the Company on a full-time basis during the year ended December 31, 2022 in a non-executive officer capacity as an investment associate, with a base salary of $150,000 and the ability to receive a discretionary bonus. The compensation of Jonathan Nierenberg is comparable to other Company employees at a similar level and was determined in accordance with our standard compensation practices.

PROPOSAL NO. 5
APPROVAL OF THE RITHM CAPITAL CORP. 2023 OMNIBUS INCENTIVE PLAN
Introduction
We are asking our stockholders to approve the Rithm Capital Corp. 2023 Omnibus Incentive Plan (the “2023 Plan”), which was adopted by our Board of Directors on April 3, 2023 subject to approval by our stockholders at the Annual Meeting. The 2023 Plan is intended to replace the Company’s Amended and Restated Nonqualified Stock Option and Incentive Award Plan (the “2013 Plan”), which expires by its terms on April 29, 2023. The 2023 Plan will become effective as of the date of the Annual Meeting (the “Effective Date”) if approved by our stockholders, and will not become effective if such approval is not received.
The 2023 Plan provides for the issuance of equity-based awards in various forms to eligible participants, as described in greater detail below under “Summary of 2023 Plan Terms,” and will expire on the tenth anniversary of the Effective Date. If our stockholders vote to approve the 2023 Plan, a number of shares of our Common Stock equal to 34,240,000 will be available for grants of equity awards thereunder. As of April 10, 2023, the closing price of a share of our Common Stock on the NYSE was $7.80.
Rationale for Adoption of the 2023 Plan
The 2023 Plan is intended to facilitate our use of equity-based awards and incentives to provide competitive short-term and long-term compensation opportunities for the benefit of our officers, employees, non-employee directors, independent contractors and consultants to strengthen their commitment to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose contributions are essential to the success of the Company’s business and whose efforts will impact the Company’s long-term growth and profitability. To accomplish these purposes, the 2023 Plan will provide for the issuance of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), stock bonuses, other stock-based awards and cash awards.
The 2013 Plan will expire by its terms on April 29, 2023. We will not grant awards with respect to any shares of our Common Stock under the 2013 Plan after April 11, 2023, and before the Annual Meeting. If the adoption of the 2023 Plan is not approved by our stockholders at the Annual Meeting, we will be unable to adequately incentivize our officers, employees, directors, non-employee directors, independent contractors and consultants by providing them with equity-based awards after expiration of the 2013 Plan.
We are therefore requesting that our stockholders vote to approve the adoption of the 2023 Plan. We expect that the shares being reserved under the 2023 Plan will allow us to continue to grant long-term incentives in the form of equity-based awards for approximately ten (10) years following the approval of the 2023 Plan by our stockholders.
Historical Annual Share Usage
While equity-based awards and incentives are an important part of our short and long-term incentive compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards.
Overhang
The following table sets forth information about the 2013 Plan, including outstanding awards as of April 11, 2023:
Number of full-value awards (restricted stock, restricted stock units (RSUs) and performance stock units (PSUs)) outstanding(1)	4,224,021
Number of stock options outstanding	21,476,990
Weighted average exercise price of outstanding stock options.	$13.25
Weighted average remaining term of outstanding stock options (in years)	6.45
Number of shares available for future issuance under the 2013 Plan(2)	1,464,275
Shares of Common Stock outstanding as of April 11, 2023	483,595,781
(1)	Outstanding PSUs are reserved under the 2013 Plan based on maximum potential payout of 200% of target.
(2)
Reflects shares of our Common Stock remaining available for issuance under the 2013 Plan. We will not grant awards with respect to any shares of our Common Stock under the 2013 Plan after April 11, 2023, and before the Annual Meeting, and the 2013 Plan will expire by its terms on April 29, 2023.

The aggregate shares shown in the table above represent a fully-diluted overhang of approximately 5.32%, which we refer to in this proxy statement as the “overhang percentage.”
The 34,240,000 shares of our Common Stock proposed to be included in the share reserve for the 2023 Plan, together with the shares of our Common Stock subject to outstanding awards under the 2013 Plan as of April 11, 2023, would result in an overhang percentage of approximately 11.02%.
Share Usage
The annual share usage under the 2013 Plan for the last three fiscal years was as follows:
	2022	2021	2020	Average
A - Stock Options/SARs Granted During the Fiscal Year	0	7,051,335	1,619,739	2,890,358
B - Restricted Shares/RSUs Granted During the Fiscal Year	676,521	110,042	126,344	304,302
C – Basic Weighted Average Shares of Common Stock Outstanding	468,836,718	451,276,742	415,513,187	445,208,882
Burn Rate (A +B)/ C.	0.14%	1.59%	0.42%	0.72%
In determining the number of shares of our Common Stock to reserve for issuance under the 2023 Plan, we took into account a variety of factors, including the need to adequately and appropriately incentivize our officers, employees, non-employee directors, independent contractors and consultants and to ensure that the interests of those individuals continue to be closely aligned with the interests of our stockholders more generally.
While the Company intends to issue awards under the 2023 Plan in the future to eligible recipients as a recruiting and retention tool, specific parameters have not been established under the 2023 Plan regarding future grants to eligible recipients. The Compensation Committee will determine the specific criteria surrounding awards under the 2023 Plan. See below under “Summary of 2023 Plan Terms” for a summary of the material features of the 2023 Plan.
Key Governance Features of the 2023 Plan
The 2023 Plan contains the following governance features that are protective of our stockholders, as described in greater detail below under “Summary of 2023 Plan Terms”:
•	No “Evergreen” Provision: the 2023 Plan does not provide for automatic annual increases in the share reserve.	•	Clawback Policy: we adopted a clawback policy that applies to all awards granted under the 2023 Plan.

•	No Repricings/Cash Buyouts: the 2023 Plan prohibits repricings or cash buyouts of options/SARs without stockholder approval.	•	No Excise Tax Gross-Ups: the Plan does not provide for any tax gross-ups.

•	No “Liberal Share Recycling” for Options/SARs: shares withheld to pay the exercise price or taxes for options/SARs are not added back to the share reserve under the 2023 Plan.	•	No “Single Trigger” Vesting: the Plan does not provide for automatic vesting of equity awards solely upon a change in control.

•	No Reloads: the 2023 Plan does not provide for any option reloads.	•	Annual Director Compensation Limit: the 2023 Plan provides a limit on annual compensation (cash and equity) paid to our non-employee directors for board service.
Summary of 2023 Plan Terms
Securities to be Offered. Subject to adjustment in the event of certain changes in capitalization in accordance with the 2023 Plan, a maximum of up to 34,240,000 shares of Common Stock will be reserved and available for issuance under the 2023 Plan for the duration of the ten (10) year term of the 2023 Plan.

In addition, shares of Common Stock subject to an outstanding award under the 2013 Plan that remain unissued upon the forfeiture, cancellation, exchange, surrender, termination or expiration of the award will become available for issuance under the 2023 Plan. For this purpose, the number of shares of Common Stock subject to a performance-based award shall be calculated assuming that such award would have been achieved at maximum performance levels (200% of target). Shares of Common Stock subject to an outstanding award under the 2013 Plan that are exchanged by a participant or withheld by the Company as full or partial payment in connection with the exercise of any option or SAR, as well as any shares of Common Stock exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to the exercise of any option or SAR under the 2013 Plan, shall not become available for issuance under the 2023 Plan, provided that any shares of Common Stock exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award other than an option or SAR under the 2013 Plan, shall become available for issuance under the 2023 Plan.
Shares of Common Stock subject to an award under the 2023 Plan that remain unissued upon the forfeiture, cancellation, exchange, surrender, termination or expiration of the award will again become available for grant under the 2023 Plan. Shares of Common Stock that are exchanged by a participant or withheld by the Company as full or partial payment in connection with the exercise of any option or SAR under the 2023 Plan, as well as any shares of Common Stock exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to the exercise of any option or SAR, will not again be available for subsequent awards under the 2023 Plan. Shares of Common Stock exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to an award other than an option or SAR will again be available for subsequent awards under the 2023 Plan. To the extent an award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock previously subject to the award will again be available for grants pursuant to the 2023 Plan. To the extent that an award can only be settled in cash, or in the case of any substitute award (as described below), such award will not be counted against the total number of shares of Common Stock available for grants under the 2023 Plan.
Plan Administration. The 2023 Plan will be administered by the Board of Directors, although it may be administered by either the Board of Directors or any committee of the Board of Directors, including a committee that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the Board of Directors or committee referred to above being sometimes referred to as the plan administrator).
The plan administrator has broad discretion to administer the 2023 Plan, including the power to select the officers, employees, non-employee directors, independent contractors and consultants who will receive awards, determine the type of award to be granted, the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of Common Stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, including, but not limited to, extending the exercise period or the vesting schedule of the awards, and to amend the terms and conditions of outstanding awards. The plan administrator may prescribe, amend and rescind rules and regulations relating to sub-plans or addendums established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws. The 2023 Plan expressly prohibits the repricing or cash buyout of underwater options or SARs without stockholder approval.
Eligibility. As of March 31, 2023 (the record date for the Annual Meeting), (i) approximately 5,160 officers and employees will be eligible to receive awards under the 2023 Plan; (ii) 6 non-employee directors will be eligible to receive awards under the 2023 Plan; and (iii) approximately 587 independent contractors and consultants will be eligible to receive awards under the 2023 Plan.
Grants to Non-Employee Directors. The 2023 Plan provides that non-employee directors will not be granted awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $800,000 in total value, provided that the plan administrator may make exceptions to increase such limit to $1,000,000 for an individual non-employee director in extraordinary circumstances, such as where a non-employee director serves as the non-executive chairman of the Board of Directors or lead independent director, or as a member of a special litigation or transactions committee of the Board of Directors.
RSUs; Restricted Stock. RSUs and restricted stock may be granted under the 2023 Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of RSUs and restricted stock (RSUs that are subject to the achievement of performance objectives are sometimes referred to as PSUs). If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the RSUs and restricted stock will be forfeited. Subject to the provisions of the 2023 Plan and the applicable individual award agreement, the plan administrator may provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances as set forth in the applicable individual award agreement, including the attainment of certain performance criteria, or a participant’s termination of employment or service or a participant’s death or disability. The rights of RSU holders and restricted stockholders upon a termination of employment or service will be set forth in individual award agreements.
Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such restricted stock. Any dividends or dividend equivalents awards with respect to restricted stock or RSUs will be subject to the same restrictions, conditions and risks of forfeiture as the underlying restricted stock or RSU, unless the applicable award agreement provides otherwise. During the restricted period, participants with RSUs will generally not have any of the rights of a stockholder, but, if the applicable individual award agreement so provides, participants with RSUs may be credited with dividend equivalent rights.
Options. the Company may issue stock options under the 2023 Plan. Options granted under the 2023 Plan may be in the form of non-qualified options or “incentive stock options” within the meaning of Section 422 of the United States Internal Revenue Code, as set forth in the applicable individual option award agreement. All of the shares of Common Stock reserved for issuance under the 2023 Plan may be granted as incentive stock options. The exercise price of all options granted under the 2023 Plan will be determined by the plan administrator, but, except as provided in the applicable award agreement or with respect to any substitute award, in no event may the exercise price be less than 100% of the fair market value of the related shares of Common Stock on the date of grant. In the case of an incentive stock option granted to an individual who owns shares representing more than 10% of the total combined voting power of all classes of our equity securities, the exercise price of the option must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the option must not be exercisable more than five years from the date of grant. The maximum term of all stock options granted under the 2023 Plan will be determined by the plan administrator but may not exceed ten years. Each stock option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement. Unless the applicable award agreement provides otherwise, participants with options will generally not have any rights of a stockholder until the participant has given written notice of the exercise of the options and has paid the exercise price for the shares underlying the options pursuant to the terms of the 2023 Plan.
SARs. SARs may be granted under the 2023 Plan either alone or in conjunction with all or part of any option granted under the 2023 Plan. A free-standing SAR granted under the 2023 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over the base price of the free-standing SAR. An SAR granted in conjunction with all or part of an option under the 2023 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over the exercise price of the related option. The plan administrator may determine to settle the exercise of an SAR in cash (or in any combination of shares of Common Stock and cash).
Unless the applicable award agreement provides otherwise or with respect to any substitute awards, each SAR will be granted with a base price that is not less than 100% of the fair market value of the related shares of Common Stock on the date of grant. The maximum term of all SARs granted under the 2023 Plan will be determined by the plan administrator but may not exceed ten years. The plan administrator may determine to settle the exercise of an SAR in shares of Common Stock, cash, or any combination thereof. Unless the applicable award agreement provides otherwise, participants with SARs will generally not have any rights of a stockholder until the participant has, as applicable, given written notice of the exercise of the SARs or the options to which they relate, has paid any applicable exercise price or applicable tax withholdings, in each case pursuant to the terms of the 2023 Plan.
Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Stock-Based Awards. Other stock-based awards may be granted under the 2023 Plan, valued in whole or in part by reference to, or otherwise based on, shares of Common Stock. The plan administrator will determine the terms and conditions of such other stock-based awards, including the number of shares of Common Stock to be granted pursuant to such other stock-based awards, the manner in which such other stock-based awards will be settled (e.g., in shares of Common Stock, cash or other property), and the conditions to the vesting and payment of such other stock-based awards (including the achievement of performance objectives). Any dividend or dividend equivalent rights awarded with respect to other stock-based awards be subject to the same restrictions, conditions and risks of forfeiture as the underlying other stock-based award.
Stock Bonuses; Cash Awards. Bonuses payable in fully vested shares of Common Stock and awards that are payable solely in cash may also be granted under the 2023 Plan.
Substitute Awards. Substitute awards may be granted under the 2023 Plan, which includes shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company or any subsidiary or affiliate thereof combines. Substitute awards will not be counted against the total number of shares of Common Stock available for grants under the 2023 Plan
Equitable Adjustment; Treatment upon Change in Control. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of Common Stock, cash or other property), stock split, reverse stock split, subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the shares of Common Stock, an equitable substitution or proportionate adjustment will be made, in the manner determined by the plan administrator, in (i) the aggregate number of shares of Common Stock reserved for issuance under the 2023 Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2023 Plan, (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs, stock bonuses and other stock-based awards granted under the 2023 Plan or (iv) the performance criteria and periods applicable to awards granted under the 2023 Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of Common Stock, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of Common Stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant.
Unless the applicable award agreement provides otherwise, in the event that (i) a “change in control” (as defined in the 2023 Plan and summarized below) occurs and (ii) either (x) an outstanding award is assumed or substituted in connection with such change in control and a participant’s employment or service is terminated by the Company without cause within 12 months following the change in control or (y) an outstanding award is not assumed or substituted in connection with such change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2023 Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at actual performance levels.
For purposes of the 2023 Plan, a “change in control” will mean, in summary, any of the following events: (i) a person or group of persons directly or indirectly becomes the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) the majority of directors then serving on the Board of Directors ceases to consist of individuals who constituted the Board of Directors on the effective date of the 2023 Plan and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the Board of Directors or nomination by the Company was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of the 2023 Plan or whose appointment, election or nomination for election was previously so approved or recommended; (iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary with any other corporation or other entity, other than (1) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent more than 50% of the combined voting power of the Company or the applicable surviving entity or parent, and immediately after which the individuals who comprise the Board of Directors immediately prior to the merger or consolidation constitute at least a majority of the Board of Directors of the Company or the applicable surviving entity or parent or (2) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the direct or indirect beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) stockholder approval of a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of its assets, other than (1) a sale or disposition by the Company of all or substantially all of its assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (2) a sale or disposition of all or substantially all of the assets of the Company immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
Clawback. All awards granted under the 2023 Plan will be subject to our clawback policy covering our executive officers that provides that in the event of a required accounting restatement, the Compensation Committee will seek reimbursement of the portion of any incentive-based compensation that would not have been paid had our financial statements been correctly stated. In addition to the recovery of incentive-based compensation mandated by the SEC, our recoupment policy also provides the Compensation Committee with the discretion to recoup any time-based equity awards from any executive officer if the Compensation Committee determines that the required accounting restatement was at least in part the result of gross misconduct by such executive officer. As a result, all or most of the equity-based compensation for all of our named executive officers (including both time-based and performance-based equity awards) granted under the 2023 Plan will be subject to our clawback policy.
Tax Withholding. Each participant will be required to pay to the Company, or make arrangements satisfactory to the plan administrator regarding payment of, an amount in respect of taxes applicable to any award granted under the 2023 Plan, up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to such award, as determined by the Company. The Company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have the Company withhold from such delivery shares of Common Stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy the Company’s withholding obligation with respect to any award.
Plan Amendment and Termination. The 2023 Plan provides the plan administrator with authority to amend, alter or terminate the 2023 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent; provided that the plan administrator may amend the terms of any such award to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the award to any appliable law, government regulation or stock exchange listing requirement relating to such award. Stockholder approval of any such action will be obtained if required to comply with applicable law.
Plan Term. The 2023 Plan will terminate on the tenth anniversary of the effective date of the 2023 Plan, although awards granted before that time will remain outstanding in accordance with their terms.
New Plan Benefits. Future grants under the 2023 Plan will be made at the discretion of, and subject to the consideration, review and approval of, the plan administrator and, accordingly, are not yet determinable. In addition, awards under the 2023 Plan will depend on a number of factors, including the fair market value of Common Stock on future dates. Consequently, except as described below, it is not possible at this time to determine the benefits that might be received by participants under the 2023 Plan.
SEC Registration. The Company intends to file with the SEC a registration statement on Form S-8 covering some or all of the shares of Common Stock issuable under the 2023 Plan.

US Federal Income Tax Consequences
The following is a summary of certain United States federal income tax consequences of awards granted to individual service providers under the 2023 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
RSUs. In general, the grant of RSUs (including PSUs) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in shares of Common Stock or cash, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Restricted Stock. A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Internal Revenue Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Options. An optionee generally will not recognize taxable income upon the grant of a nonqualified option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares of Common Stock received upon exercise of an option will be the fair market value of the shares of Common Stock on the date of exercise, and if the shares of Common Stock are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares of Common Stock on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares of Common Stock were held by the optionee.
Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the shares of Common Stock at the time the option is granted and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares of Common Stock acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain.
Stock Appreciation Rights. A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of Common Stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any common shares received upon exercise of a SAR will be the fair market value of the shares of Common Stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares of Common Stock on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares of Common Stock were held by the participant.
Other Awards. With respect to other awards granted under the 2023 Plan, including stock bonuses, other stock-based awards and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of Common Stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Equity Compensation Plan Information
The following table summarizes the number of securities remaining for future issuance under the 2013 Plan, as well as the weighted average exercise price of all outstanding options granted thereunder as of December 31, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)
Equity compensation plans approved by security holders:	21,476,990	$13.84	5,110,262
Equity compensation plans not approved by security holders:	—	—	—
Total	21,476,990	$13.84	5,110,262
(1)	Includes 21,471,990 options awarded to our Former Manager prior to the Internalization and 5,000 options awarded to our directors and former directors.
(2)
No award shall be granted under the 2013 Plan on or after April 11, 2023 (but previously granted awards may extend beyond this date and will also survive the expiration of the 2013 Plan on April 29, 2023). The number of securities remaining available for future issuance under the 2013 Plan as of December 31, 2022, is net of the options reflected in column (a), as well as an aggregate of 496,512 shares of our common stock awarded to our directors and former directors, in lieu of their contractual cash compensation for board service, and 578,034 shares of restricted stock granted to Mr. Nierenberg. The number of securities remaining available for future issuance is adjusted on the first day of each fiscal year beginning during the ten-year term of the 2013 Plan and in and after calendar year 2014, by a number of shares of Common Stock equal to 10% of the number of shares of Common Stock newly issued by us during the immediately preceding fiscal year (and, in the case of fiscal year 2013, after the effective date of the Plan). No adjustment was made on January 1, 2014. On January 1, 2023, 2022 and 2021, 98,987, 5,190,335, and 9,739, shares of Common Stock, respectively, were added to the number of securities remaining available for future issuance; all of these amounts have been included in the table above.

The Board of Directors recommends that you vote FOR the approval of the Rithm Capital Corp. 2023
Omnibus Incentive Plan.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
FOR 2024 ANNUAL MEETING
Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2024 annual meeting of stockholders if they are received by the Company on or before December 13, 2023. However, if the 2024 annual meeting date is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely a proposal by the stockholders must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Secretary at 799 Broadway 8th Floor, New York, New York 10003.
In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely,” the Company’s Bylaws require that such proposal must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders. Accordingly, in order for a proposal relating to business to be conducted at our 2024 annual meeting of stockholders to be “timely” under the Company’s Bylaws, it must be received by the Secretary of the Company at our principal executive office no earlier than January 26, 2024 and no later than February 25, 2024. However, in the event that the date of the 2024 annual meeting of stockholders is advanced or delayed by more than 25 days from May 25, 2024, for a proposal by the stockholders to be timely, it must be received not later than the close of business on the 10th day after the earlier of the mailing of the notice of the 2024 annual meeting of stockholders or the day on which public announcement of the date of such meeting is first made by the Company. All director nominations and stockholder proposals, other than stockholder proposals made pursuant to Rule 14a-8, must comply with the requirements of our Bylaws and other applicable SEC rules, including Rule 14a-19 for director nominations, or they may be excluded from consideration at the meeting.

OTHER MATTERS
The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.rithmcap.com. Such information will also be furnished upon written request to Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations.
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials, including the annual report and proxy statement and the Internet Notice, if applicable, with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers “household” proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations or by contacting Investor Relations at (212) 850-7770, and we will deliver promptly a separate set of proxy materials.
Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will also help preserve environmental resources.
Stockholders of Record. If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
Your election to receive proxy materials by email will remain in effect until you terminate it.
By Order of the Board of Directors,

/s/ Philip Sivin
Philip Sivin Chief Legal Officer & Secretary
New York, New York
April 11, 2023

ANNEX A: RITHM CAPITAL CORP. 2023 OMNIBUS INCENTIVE PLAN

RITHM CAPITAL CORP.

2023 OMNIBUS INCENTIVE PLAN
Section 1.	Purpose of Plan.
The name of the Plan is the Rithm Capital Corp. 2023 Omnibus Incentive Plan. The purposes of the Plan are to provide an additional incentive to selected officers, employees, non-employee directors, independent contractors and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.
Section 2.	Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)	“2013 Plan” means the Amended and Restated Rithm Capital Corp. Nonqualified Stock Option and Incentive Award Plan.
(b)	“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.
(c)
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified (for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person through the ownership of voting securities, by agreement or otherwise).

(d)	“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award or Cash Award granted under the Plan.
(e)
“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan. Each Participant who is granted an Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion.

(f)	“Base Price” has the meaning set forth in Section 8(b) hereof.
(g)	“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(h)	“Board” means the Board of Directors of the Company.
(i)	“By-Laws” means the amended and restated by-laws of the Company, as may be further amended and/or restated from time to time.
(j)	“Cash Award” means an Award granted pursuant to Section 12 hereof.
(k)
“Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment, service or offer letter agreement (“Individual Agreement”) with the Participant or, if any such Award Agreement or Individual Agreement does not define “Cause,” Cause means, as determined by the Administrator, (i) the commission of an act of fraud or dishonesty by the Participant in the course of the Participant’s employment or service; (ii) the indictment of, or conviction of, or entering of a plea of guilty or nolo contendere by, the Participant for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the

Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of the Participant’s duties with the Company (including any Subsidiary or Affiliate for whom the Participant may be employed by at the time) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Participant received a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (vi) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).
(l)	“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, as may be further amended and/or restated from time to time.
(m)
“Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation, (iii) combination or exchange of shares, or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

(n)	“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:
(1)
any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (3) below;

(2)
the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(3)
there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the

Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or
(4)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is a consummated agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
(o)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(p)
“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or By-Laws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(q)	“Common Stock” means the common stock, par value $0.01 per share, of the Company.
(r)	“Company” means Rithm Capital Corp., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
(s)
“Disability” has the meaning assigned to such term in the Award Agreement or in any Individual Agreement with the Participant or, if any such Award Agreement or Individual Agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant, as determined by the Administrator in its sole discretion, is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(t)	“Effective Date” has the meaning set forth in Section 20 hereof.
(u)
“Eligible Recipient” means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means any such Person with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(v)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(w)	“Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase the Shares issuable upon the exercise of such Option.
(x)
“Fair Market Value” of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that except as otherwise determined by the Administrator, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of share of Common Stock or other security on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share of Common Stock or other security in such over-the-counter market for the last preceding date on which there was a sale of such share of Common Stock or other security in such market.

(y)	“Free Standing Right” has the meaning set forth in Section 8(a) hereof.
(z)
“Good Reason” has the meaning assigned to such term in the Award Agreement or in any Individual Agreement with the Participant or, if any such Award Agreement or Individual Agreement does not define “Good Reason,” Good Reason means the occurrence of any of the following events without the Participant’s consent (each a “Good Reason Condition”): (i) a material reduction in the Participant’s base salary, except pursuant to an across-the-board reduction similarly affecting substantially all similarly situated employees of the Company or (ii) a requirement that (other than for business-related travel normally required as part of the Participant’s duties) the Participant work primarily from an office or geographic location that is beyond a fifty (50) mile radius from the office or geographic location at which the Participant primarily works as of the Grant Date (provided that such requirement results in an increase in the Participant’s commute); provided that Good Reason shall be deemed not to have occurred unless (A) the Participant notifies the Company in writing of the first occurrence of the Good Reason Condition within ninety (90) days of the first occurrence of such condition and the Participant’s notice sets forth the facts and circumstances of the alleged Good Reason Condition, (B) the Participant cooperates in good faith with the Company’s efforts, for a period of not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason Condition, (C) notwithstanding such efforts, the Good Reason Condition continues to exist after the end of the Cure Period and (D) the Participant terminates employment within thirty (30) days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(aa)
“Incentive Stock Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof that is designated, in the applicable Award Agreement, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

(bb)	“Nonqualified Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof that is not an Incentive Stock Option.
(cc)	“Option” means either an Incentive Stock Option or a Nonqualified Option.
(dd)	“Other Stock-Based Award” means an Award granted pursuant to Section 10 hereof.
(ee)
“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon such Eligible Recipient’s death, such Eligible Recipient’s successors, heirs, executors and administrators, as the case may be.

(ff)	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(gg)	“Plan” means this Rithm Capital Corp. 2023 Omnibus Incentive Plan, as may be amended and/or restated from time to time.
(hh)	“Related Right” has the meaning set forth in Section 8(a) hereof.

(ii)	“Restricted Stock” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.
(jj)
“Restricted Stock Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.

(kk)	“Rule 16b-3” has the meaning set forth in Section 3(a) hereof.
(ll)	“Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(mm)	“Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.
(nn)	“Stock Bonus” means a bonus payable in fully vested Shares granted pursuant to Section 11 hereof.
(oo)
“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(pp)
“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company or any Subsidiary or Affiliate thereof combines.

(qq)	“Transfer” has the meaning set forth in Section 18 hereof.
Section 3.	Administration.
(a)	The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b)
Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)	to select those Eligible Recipients who shall be Participants;
(2)	to determine whether and to what extent Awards are to be granted hereunder to Participants;
(3)	to determine the number of Shares to be covered by each Award granted hereunder;
(4)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the performance criteria and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Stock Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating or waiving the vesting schedule or other conditions of such Awards);

(5)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6)	to determine the Fair Market Value in accordance with the terms of the Plan;
(7)
to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan;

(8)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(9)
to prescribe, amend and rescind rules and regulations relating to sub-plans or addendums established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan or the applicable Award Agreement; and

(10)
to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan

(c)
Notwithstanding the foregoing, but subject to Section 5 hereof, the Company may not, without first obtaining the approval of the Company’s stockholders, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price or Base Price, as applicable, of such Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price or Base Price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is above the current per share stock price, in exchange for cash, property or other securities.

(d)
The Administrator’s determinations under the Plan (including without limitation, the selection of Participants, the form, amount and timing of Awards, the terms and provisions of Awards and the applicable Award Agreements, the modification or amendment of any award and the applicable Award Agreement, and the construction and interpretation of the terms and provisions of the Plan and any Award) need not be uniform and may be made by the Administrator selectively among Eligible Recipients or Participants whether or not such persons are similarly situated.

(e)
All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

(f)
The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.

Section 4.	Shares Reserved for Issuance; Certain Limitations; Director Compensation Limitation.
(a)	Subject to Section 4(b) hereof, the maximum number of shares of Common Stock reserved for issuance under the Plan shall be 34,240,000 Shares.
(b)
Shares subject to an outstanding award under the 2013 Plan as of the Effective Date that are subsequently forfeited, cancelled, exchanged or surrendered, or if an outstanding award under the 2013 Plan as of the Effective Date otherwise terminates or expires without a distribution of Shares, with respect to such award under the 2013 Plan, shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, become available for issuance under the Plan. For purposes of this Section 4(b), the number of Shares subject to an outstanding performance-based award under the 2013 Plan shall be calculated assuming that such award would have been achieved at maximum performance levels. Shares subject to an outstanding award under the 2013 Plan as of the Effective Date that are exchanged by a participant or withheld by the Company as full or partial payment in connection with the exercise of an option or stock appreciation right, as well as any Shares exchanged by a participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to the exercise of any option or stock appreciation right under the 2013 Plan, shall not become available for issuance under the Plan pursuant to this Section 4(b), provided that Shares subject to an outstanding award under the 2013 Plan as of the Effective Date that are exchanged by a participant or withheld by the Company as full or partial payment in connection with the payment of any purchase price with respect to any award other than an option or stock appreciation right under the 2013 Plan, as well as any Shares exchanged by a participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any award other than an option or stock appreciation right under the 2013 Plan, shall become available for issuance under the Plan pursuant to this Section 4(b).
(c)
Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to the exercise of any Option or Stock Appreciation Right under the Plan, shall not be available for subsequent Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the payment of any purchase price with respect to any Award other than an Option or Stock Appreciation Right under the Plan, as well as Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to an Award other than an Option or Stock Appreciation Right shall again be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Shares underlying Awards that can only be settled in cash, and any Substitute Awards, shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(d)
No Participant who is a non-employee director of the Company shall be granted Awards during any calendar year that, when aggregated with such non-employee director's cash fees with respect to such calendar year, exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company's financial reporting purposes). The Administrator may make exceptions to increase such limit to $1,000,000 for an individual non-employee director in extraordinary circumstances, such as where a non-employee director serves as the non-executive chairman of the Board or lead independent director, or as a member of a special litigation or transactions committee of the Board, as the Administrator may determine in its sole discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director.

Section 5.	Equitable Adjustments.
(a)
In the event of any Change in Capitalization (including a Change in Control), an equitable substitution or proportionate adjustment shall be made, in each case, in the manner determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan pursuant to Section 4 hereof, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan or (iv) the performance criteria and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

(b)
Without limiting the generality of the foregoing, in connection with a Change in Capitalization (including a Change in Control), the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant.
(c)	The determinations made by the Administrator pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.	Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.
Section 7.	Options.
(a)
General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Option). More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)
Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, except as provided in the applicable Award Agreement or with respect to any Substitute Award and subject to Section 7(f) hereof, in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Shares on the date of grant.

(c)
Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

(d)
Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance criteria, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e)
Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)
Incentive Stock Options. The terms and conditions of Incentive Stock Options granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, Incentive Stock Options may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code). All of the Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof (subject to adjustment as provided in Section 5 hereof) may be granted as Incentive Stock Options.

(1)
Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an Incentive Stock Option is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code), the term of the Incentive Stock Option shall not exceed five (5) years from the time of grant of such Incentive Stock Option and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2)
$100,000 Per Year Limitation For Incentive Stock Options. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Options.

(3)
Disqualifying Dispositions. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such Incentive Stock Option. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date the Participant acquired the Shares by exercising the Incentive Stock Option. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g)
No Liability. Neither the Company nor the Administrator will be liable to a Participant, or to any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code.

(h)
Rights as Stockholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.

(i)
Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(j)
Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8.	Stock Appreciation Rights.
(a)
General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)
Base Price. Except as provided in the applicable Award Agreement or with respect to any Substitute Award, each Stock Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Shares on the date of grant (such amount, the “Base Price”).

(c)
Rights as Stockholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.

(d)	Exercisability.
(1)
Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)
Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.

(e)	Consideration Upon Exercise.
(1)
Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

(2)
A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)	Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(f)	Termination of Employment or Service.
(1)
In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(2)
In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g)	Term.
(1)	The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)	The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h)
Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 9.	Restricted Stock and Restricted Stock Units.
(a)
General. Restricted Stock and Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the applicable performance criteria (if any); and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, performance criteria and/or conditions established by the Administrator are not attained, a Participant shall forfeit the Participant’s Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant.

(b)	Awards and Certificates.
(1)
Except as otherwise provided in Section 9(b)(3) hereof, (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock.

(2)
With respect to an Award of Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, stock certificates in respect of the Shares underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or the Participant’s legal representative, in a number equal to the number of Shares underlying the Award of Restricted Stock Units.

(3)
Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.

(4)
Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within such other period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

(c)
Restrictions and Conditions. The Restricted Stock and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1)
The Award Agreement may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the Award Agreement, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.

(2)
Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to shares of Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant. Notwithstanding the foregoing, any dividend or dividend equivalent awarded with respect to Restricted Stock or Restricted Stock Units shall, unless otherwise set forth in an applicable Award Agreement, be subject to the same restrictions, conditions and risks of forfeiture as the underlying Restricted Stock or Restricted Stock Units.

(d)
Termination of Employment or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

(e)
Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10.	Other Stock-Based Awards.
Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of Shares to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.
Section 11.	Stock Bonuses.
In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.
Section 12.	Cash Awards.
The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.

Section 13.	Change in Control Provisions.
Except as provided in the applicable Award Agreement, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason, in either case on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:
(a)	any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(b)
the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at actual performance levels.

For purposes of this Section 13, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common equity of the acquiring entity (or cash or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 5 hereof).
Section 14.	Voting Proxy.
The Company reserves the right to require the Participant, to the fullest extent permitted by applicable law, to appoint such Person as shall be determined by the Administrator in its sole discretion as the Participant’s proxy with respect to all applicable unvested Awards of which the Participant may be the record holder of from time to time to (A) attend all meetings of the holders of the shares of Common Stock, with full power to vote and act for the Participant with respect to such Awards in the same manner and extent that the Participant might were the Participant personally present at such meetings, and (B) execute and deliver, on behalf of the Participant, any written consent in lieu of a meeting of the holders of the shares of Common Stock in the same manner and extent that the Participant might but for the proxy granted pursuant to this sentence.
Section 15.	Amendment and Termination.
The Administrator may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any outstanding Award without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any outstanding Award, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without the Participant’s consent; provided that the Administrator may amend the terms of any such Award to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Award to any applicable law, government regulation or stock exchange listing requirement relating to such Award (including, but not limited to, Section 409A of the Code), and by accepting an Award under this Plan, the Participant thereby agrees to any amendment made pursuant to this Section 15 to such Award (as determined by the Administrator) without further consideration or action.
Section 16.	Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 17.	Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from such delivery Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such withheld Shares or other property or already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.
Section 18.	Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 19.	Continued Employment or Service.
Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time. References in this Plan to “employment”, “employees” or similar/related terms or concepts shall be construed to include “partnerships,” “partners” or similar/related terms or concepts where an individual’s relationship with the Company or its Affiliates is based on their status being that of a partner of a partnership rather than as an employee. Any wording amendments necessary to give effect to such intent shall be implied into this Plan but shall not serve to imply an employment relationship between (i) the Company or its Affiliates; and (ii) an individual, where such an employment relationship did not exist previously.
Section 20.	Effective Date.
The Plan was adopted by the Board on April 3, 2023, and shall become effective without further action as of the date that it is approved by the Company’s stockholders (the “Effective Date”).
Section 21.	Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 22.	Securities Matters and Regulations.
(a)
Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)
Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)
In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 23.	No Fractional Shares.
No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 24.	Beneficiary.
A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
Section 25.	Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 26.	Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
Section 27.	Clawback.
Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). For the avoidance of doubt, any Award granted under the Plan shall be subject to the terms and conditions of the Rithm Capital Corp. Clawback Policy or any successor policy.

Section 28.	Section 409A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Administrator shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts, provided that such distributions meet the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
Section 29.	Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 30.	Titles and Headings.
The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 31.	Successors.
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
Section 32.	Relationship to Other Benefits.
No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

ANNEX B: NON-GAAP FINANCIAL MEASURES
We provide certain non-GAAP financial measures in this proxy statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. This annex includes additional information regarding these measures.
The Company has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Earnings Available for Distribution” is a non-GAAP financial measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Earnings Available for Distribution is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) termination fee to affiliate; (iii) non-cash deferred compensation expense; (iv) non-capitalized transaction-related expenses; and (v) deferred taxes, which are not representative of current operations.
The Company’s definition of Earnings Available for Distribution includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of Earnings Available for Distribution excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of Earnings Available for Distribution also limits accreted interest income on residential mortgage-backed securities where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.
The Company’s investments in consumer loans are accounted for under the fair value option. Earnings Available for Distribution adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis.
With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.
Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the government sponsored entities or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in Earnings Available for Distribution. Earnings Available for Distribution includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on mortgage servicing rights (“MSRs”), net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.
Management believes that the adjustments to compute “Earnings Available for Distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to
B-1

evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes Earnings Available for Distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on Earnings Available for Distribution as an indicator of the results of such decisions. Earnings Available for Distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, Earnings Available for Distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.
The Company views Earnings Available for Distribution as a consistent financial measure of its investment portfolio’s ability to generate income for distribution to common stockholders. Earnings Available for Distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views Earnings Available for Distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, Earnings Available for Distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, Earnings Available for Distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as Earnings Available for Distribution excludes certain items that impact its cash needs.
EAD Return on Equity for the year represents reported 2022 FY Earnings Available for Distribution divided by average quarterly Common Stockholder’s Equity over the same period. Book value per share based on common shares outstanding of 473,715,100 as of December 31, 2022. Numbers may not add due to rounding.
The table below provides a reconciliation of Earnings Available for Distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):
Year Ended December 31, 2022
Net income attributable to common stockholders	$864,793
Adjustments:
Impairment	14,962
Change in fair value of investments, net	(2,469,853)
(Gain) loss on settlement of investments, net	1,402,771
Other (income) loss, net	105,941
Non-capitalized transaction-related expenses	24,404
Termination fee to affiliate	400,000
Preferred Stock management fee to affiliate	8,661
Deferred taxes	271,167
Interest income on residential mortgage loans, held-for-sale	3,125
Earnings Available for Distribution of equity method investees:
Excess mortgage servicing rights	7,104
Earnings Available for Distribution	$633,075
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rithm

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V06220-P88531 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RITHM CAPITAL CORP.

	For All	Withhold All	For All Except
1. Election of Class I Director	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) David Saltzman

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for Rithm Capital Corp. for fiscal year 2023.	☐	☐	☐
3. To approve (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To recommend (on a non-binding advisory basis) the frequency of an advisory vote on the compensation of our named executive officers in future years.	☐	☐	☐	☐

	For	Against	Abstain
5. To approve the Rithm Capital Corp. 2023 Omnibus Incentive Plan.	☐	☐	☐

NOTE: The Board of Directors may consider and act upon any other business properly presented at the Annual Meeting. If a proxy is properly executed, then the shares will be voted either in the manner you indicate or, if no direction is indicated, (i) FOR ALL nominees in Proposal 1, (ii) FOR Proposal 2, (iii) FOR Proposal 3, (iv) 1 YEAR for Proposal 4, (v) FOR Proposal 5, and (vi) in the discretion of the proxy holder on any other business not specified above that is properly presented at the Annual Meeting or any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V06221-P88531

Rithm Capital Corp.
Annual Meeting of Stockholders
May 25, 2023
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Michael Nierenberg and Nicola Santoro, Jr., or either of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RITHM CAPITAL CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time, on May 25, 2023, at Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S).

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side